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                                                                   EXHIBIT 10.38

                                 Lease Agreement

                                 by and between

                      CLEVELAND RETIREMENT PROPERTIES, LLC,

                      a New York limited liability company

                                  as "Landlord"

                                       and

                           ARC WESTLAKE VILLAGE, INC.,

                             a Tennessee corporation

                                   as "Tenant"

                             Dated December 18, 2000

                                TABLE OF CONTENTS

1.       TERM.............................................................................      2
                  1.1      TERM.  ........................................................      2
                  1.2      RENEWAL TERMS..................................................      2

2.       RENT.............................................................................      2
                  2.1      INITIAL TERM MINIMUM RENT......................................      3
                  2.2      RENEWAL TERM MINIMUM RENT......................................      4
                  2.3      ADDITIONAL RENT................................................      8
                  2.4      PRORATION FOR PARTIAL PERIODS..................................      9
                  2.5      ABSOLUTE NET LEASE.............................................      9
                  2.6      Special Lump Sum Payment; Termination Payment .................     10

3.       TAXES, ASSESSMENTS AND OTHER CHARGES.............................................     11
                  3.1      PAYMENT OF IMPOSITIONS.........................................     11
                  3.2      DEFINITION OF IMPOSITIONS......................................     12
                  3.3      PRORATION......................................................     13
                  3.4      RIGHT TO PROTEST...............................................     13
                  3.5      TAX BILLS......................................................     13
                  3.6      OTHER CHARGES..................................................     13

4.       INSURANCE........................................................................     14
                  4.1      GENERAL INSURANCE REQUIREMENTS.................................     14
                  4.2      PROPERTY INSURANCE.............................................     15
                  4.3      PUBLIC LIABILITY...............................................     16
                  4.4      BUSINESS INTERRUPTION INSURANCE................................     17
                  4.5      BUILDER'S RISK INSURANCE.......................................     17
                  4.6      REPLACEMENT VALUE..............................................     18
                  4.7      PERMITTED MORTGAGE LENDER'S INSURANCE REQUIREMENTS.............     18
                  4.8      PERMITTED MORTGAGE LENDER'S TAX AND INSURANCE ESCROWS..........     19

5.       USE, MAINTENANCE AND ALTERATION OF THE PREMISES..................................     19
                  5.1      TENANT'S MAINTENANCE OBLIGATIONS...............................     19
                  5.2      REGULATORY COMPLIANCE..........................................     20
                  5.3      PERMITTED USE..................................................     21
                  5.4      NO LIENS.......................................................     21
                  5.5      ALTERATIONS BY TENANT..........................................     21
                  5.6      CAPITAL EXPENDITURES ACCOUNT...................................     22

6.       CONDITION AND TITLE OF PREMISES; RIGHT OF FIRST REFUSAL..........................     25
                  6.1      CONDITION AND TITLE OF PREMISES................................     25


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
                  6.2      RIGHT OF FIRST REFUSAL TO PURCHASE PREMISES....................     26
                  6.3      TENANT'S TRANSFER RIGHTS SUBJECT TO BERKSHIRE LOAN DOCUMENTS...     31

7.       LANDLORD AND TENANT PERSONAL PROPERTY............................................     31
                  7.1      TENANT PERSONAL PROPERTY.......................................     31
                  7.2      REQUIREMENTS FOR TENANT PERSONAL PROPERTY......................     31
                  7.3      COMPLIANCE WITH LAWS...........................................     33
                  7.4      RESIDENT TENANT LEASES.........................................     33
                  7.5      TRANSFER OF LICENSE, ETC.......................................     34

8.       REPRESENTATIONS AND WARRANTIES...................................................     35
                  8.1      MUTUAL REPRESENTATIONS AND WARRANTIES..........................     35
                  8.2      MUTUAL COVENANTS...............................................     35
                  8.3      NEGATIVE COVENANTS OF LANDLORD.................................     37

9.       FINANCIAL, MANAGEMENT AND REGULATORY REPORTS.....................................     38
                  9.1      ANNUAL FINANCIAL STATEMENT.....................................     38
                  9.2      REGULATORY REPORTS.............................................     38

10.      EVENTS OF DEFAULT AND LANDLORD'S REMEDIES........................................     39
                  10.1     EVENTS OF DEFAULT..............................................     39
                  10.2     REMEDIES.......................................................     41
                  10.3     RECEIVERSHIP...................................................     43
                  10.4     REMEDIES CUMULATIVE: NO WAIVER.................................     43
                  10.5     PERFORMANCE OF TENANT'S OBLIGATIONS BY LANDLORD................     44
                  10.6     LATE PAYMENT CHARGE............................................     45

11.      DAMAGE BY FIRE OR OTHER CASUALTY.................................................     46
                  11.1     NOTICE OF CASUALTY.............................................     46
                  11.2     SUBSTANTIAL DESTRUCTION........................................     47
                  11.3     PARTIAL DESTRUCTION............................................     47
                  11.4     RESTORATION....................................................     48
                  11.5     INSUFFICIENT PROCEEDS..........................................     49
                  11.6     NOT TRUST FUNDS................................................     49
                  11.7     LANDLORD'S INSPECTION..........................................     49
                  11.8     LANDLORD'S COSTS...............................................     50
                  11.9     NO RENT ABATEMENT..............................................     50
                  11.10    SURPLUS PROCEEDS...............................................     50
                  11.11    END OF TERM....................................................     50

12.      CONDEMNATION.....................................................................     51
                  12.1     TOTAL TAKING...................................................     51

                  12.2     PARTIAL TAKING.................................................     51
                  12.3     CONDEMNATION PROCEEDS NOT TRUST FUNDS..........................     52

13.      PROVISIONS ON TERMINATION OF TERM................................................     52
                  13.1     SURRENDER OF POSSESSION........................................     52
                  13.2     REMOVAL OF PERSONAL PROPERTY...................................     52
                  13.3     TITLE TO PERSONAL PROPERTY NOT REMOVED.........................     53
                  13.4     MANAGEMENT OF PREMISES.........................................     53
                  13.5     CORRECTION OF DEFICIENCIES.....................................     53

14.      NOTICES AND DEMANDS..............................................................     54

15.      RIGHT OF ENTRY: EXAMINATION OF RECORDS...........................................     55

16.      QUIET ENJOYMENT..................................................................     55

17.      APPLICABLE LAW...................................................................     55

18.      HAZARDOUS MATERIALS..............................................................     55
                  18.1     HAZARDOUS MATERIAL COVENANTS...................................     55
                  18.2     TENANT NOTICES TO LANDLORD.....................................     56
                  18.3     PARTICIPATION IN HAZARDOUS MATERIALS CLAIMS....................     56
                  18.4     ENVIRONMENTAL ACTIVITIES.......................................     57
                  18.5     HAZARDOUS MATERIALS INDEMNITY..................................     57
                  18.6     HAZARDOUS MATERIALS............................................     58
                  18.7     HAZARDOUS MATERIALS CLAIMS ....................................     58
                  18.8     HAZARDOUS MATERIALS LAWS.......................................     58

19.      ASSIGNMENT AND SUBLETTING........................................................     59
                  19.1     PROHIBITION ON ASSIGNMENT AND SUBLETTING.......................     59
                  19.2     REQUESTS FOR LANDLORD'S CONSENT TO ASSIGNMENT, SUBLEASE OR
                           MANAGEMENT AGREEMENT ..........................................     60
                  19.3     ASSIGNMENT BY LANDLORD.........................................     61
                  19.4     ORDINARY COURSE SUBLEASES NOT REQUIRE CONSENT..................     61
                  19.5     SUCCESSOR......................................................     61

20.      INDEMNIFICATION..................................................................     61
                  20.1     TENANT'S INDEMNIFICATION.......................................     61
                  20.2     LIMITATION OF LANDLORD'S LIABILITY.............................     63

21.      HOLDING OVER.....................................................................     64
                  21.1     SURRENDER......................................................     64

22.      ESTOPPEL CERTIFICATES............................................................     64

23.      CONVEYANCE BY LANDLORD...........................................................     65

24.      WAIVER OF JURY TRIAL.............................................................     65

25.      ATTORNEYS' FEES..................................................................     65

26.      SEVERABILITY.....................................................................     66

27.      COUNTERPARTS.....................................................................     66

28.      BINDING EFFECT...................................................................     66

29.      WAIVER AND SUBROGATION...........................................................     66

30.      MEMORANDUM OF LEASE..............................................................     67

31.      INCORPORATION OF RECITALS AND ATTACHMENTS........................................     66

32.      TITLES AND HEADINGS..............................................................     67

33.      NATURE OF RELATIONSHIP; USURY SAVINGS CLAUSE.....................................     67

34.      JOINT AND SEVERAL................................................................     67

35.      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS............................     67

36.      INTERPRETATION...................................................................     67

37.      ASSIGNMENT OF APPROVAL AND CONSENT RIGHTS........................................     67

38.      SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT...................................     68

39.      ENTIRE AGREEMENT.................................................................     68

EXHIBITS
EXHIBIT A - LEGAL DESCRIPTION OF PREMISES
EXHIBIT A-1 - PERMITTED EXCEPTIONS
EXHIBIT B - LANDLORD PERSONAL PROPERTY
EXHIBIT C - APPRAISAL PROCESS
EXHIBIT D - ILLUSTRATION OF LEASE RENEWAL FACTOR
EXHIBIT E - LANDLORD'S SINGLE PURPOSE ENTITY COVENANTS

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT ("Lease") is made and entered into as of the 18th day of December, 2000 by and between CLEVELAND RETIREMENT PROPERTIES, LLC, a New York limited liability company ("Landlord") having an address of c/o Robert J. Sant, 760 BROOKS AVENUE, ROCHESTER, NEW YORK 14619, and ARC WESTLAKE VILLAGE, INC., a Tennessee corporation ("Tenant"), having an address of American Retirement Corporation, 111 Westwood Place, Suite 412, Brentwood, Tennessee 37027.

                                   WITNESSETH:

         WHEREAS, Landlord has purchased from a subsidiary of American Retirement Corporation, a Tennessee corporation ("ARC"), certain real property, all improvements thereon (the "Improvements") and all appurtenances thereto, comprising a continuing care retirement community known as "Westlake Village", located in Westlake, Ohio and more specifically described in Exhibit "A" attached hereto, together with the furniture, machinery, equipment, appliances, fixtures, supplies and other personal property used in connection therewith as more specifically described on Exhibit "B" attached hereto ("LANDLORD PERSONAL PROPERTY"). The foregoing real and personal property owned by Landlord as described in this Recital shall be collectively referred to in this Lease as the "PREMISES";

         WHEREAS, Landlord desires to lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord.


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         NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, Landlord hereby leases and lets unto Tenant the Premises for the term and upon the conditions and provisions hereinafter set forth.

         1.       TERM.

                  1.1 TERM. The term of this Lease shall commence on December 18, 2000 (the "COMMENCEMENT DATE") and shall end on December 31, 2007 (the "INITIAL TERM") unless extended pursuant to Section 1.2 or earlier terminated in accordance with the provisions hereof. The Initial Term and all Renewal Terms are referred to collectively as the "TERM". (Each 12 month period commencing on the same day and month of the first day of the Initial Term shall be referred to herein as a "LEASE YEAR".)

                  1.2 RENEWAL TERMS. The Term may be extended for two (2) separate renewal terms (each a "RENEWAL TERM"), the first such Renewal Term being for a term of thirteen (13) years, and the second such Renewal Term being for a term of ten (10) years, upon the satisfaction of all of the following terms and conditions:

                           1.2.1 At least twelve (12) months prior to the end of the then current Term, Tenant shall have given Landlord written notice that Tenant desires to exercise its right to extend the then current Term for the succeeding Renewal Term.

                           1.2.2 This Lease shall be in full force and effect and Tenant shall not then be in material default of its obligations beyond any applicable periods of grace and/or notice and cure.

                           1.2.3 All other provisions of this Lease shall remain in full force and effect and shall continuously apply throughout the Renewal Term(s).


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

         2. RENT. During the Initial Term and all Renewal Terms, minimum rent ("MINIMUM RENT") shall be paid by Tenant to Landlord at the address set forth in Section 14 of this Lease (except as otherwise provided in Section 2.1 below), without abatement, deduction or set-off, as follows:

                  2.1 INITIAL TERM MINIMUM RENT. During the Initial Term, the Minimum Rent (the "Initial Term Minimum Rent") shall be paid to Landlord by Tenant monthly in advance on the first business day of each month (except for the payment made on the date hereof for the period of December 18, 2000 through December 31, 2000), and shall be calculated as follows:

                           2.1.1 On the date hereof, Tenant has delivered to Landlord Minimum Rent in the amount of $81,755.26 representing prorated Minimum Rent for the month of December, 2000.

                           2.1.2 No Minimum Rent shall be due for January, 2001.

                           2.1.3 February, 2001 through June, 2001 - $133,818.88
         per month.

                           2.1.4 July, 2001 through June, 2002 - $191,004.59 per
         month.

                           2.1.5 July, 2002 through June, 2003- $192,148.30 per
         month.

                           2.1.6 July, 2003 through June, 2004 - $193,292.01 per
         month.

                           2.1.7 July, 2004 through June, 2005 - $194,435.73 per
         month.

                           2.1.8 July, 2005 through June, 2006 - $195,579.44 per
         month.

                           2.1.9 July, 2006 through June, 2007 - $196,723.16 per
         month.

                           2.1.10 July, 2007 through end of Initial Term - $197,866.87 per month.


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

         Notwithstanding anything to the contrary herein, any payment of principal and/or interest by Tenant to any Permitted Mortgage Lender as the same may become due and payable under the respective Permitted Mortgage Loan shall be deemed to be a credit in Tenant's favor against any Rent due hereunder.

         The term "PERMITTED MORTGAGE LOAN" shall mean any loan to Landlord from a Permitted Mortgage Lender that is secured by a valid mortgage lien on the Premises; provided that (i) the terms and conditions of such loan, and all of the documents relating to such loan, shall be commercially reasonable and customary, (ii) Tenant shall have consented to such documents and their terms and conditions in advance of such loan (which consent shall not be unreasonably withheld), (iii) the amount of such loan shall not, when aggregated with the outstanding principal amount of any other Permitted Mortgage Loans then in effect, exceed eighty percent (80%) of the Fair Market Value (as defined on Exhibit "C" attached hereto) of the Premises at the time that such loan is first made, and (iv) such loan is permitted by, and will not constitute a default under, any other Permitted Mortgage Loan. The Berkshire Loan (as hereinafter defined) shall be considered to be a Permitted Mortgage Loan, and all parties hereto agree that the terms and conditions of the Berkshire Loan, and all of the documents evidencing or securing the Berkshire Loan existing as of the commencement date of this Lease are "commercially reasonable and customary." "PERMITTED MORTGAGE LENDER" shall mean any commercial lending institution that generally engages in the business of making real estate loans, but shall not include any competitor of ARC. The Berkshire Lender (as hereinafter defined) shall be considered to be a Permitted Mortgage Lender. As used herein, "BERKSHIRE LOAN" refers to that certain $19,500,000 loan from Berkshire Mortgage Finance Limited Partnership, a


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Massachusetts limited partnership together with its successors and assigns (the
"BERKSHIRE LENDER") to Landlord, as evidenced by that certain Multifamily Note dated of even date herewith and payable to Berkshire Lender (the "BERKSHIRE NOTE").

                  2.2 RENEWAL TERM MINIMUM RENT. The Minimum Rent for each Renewal Term shall be expressed as an annual amount but shall be payable in advance in equal monthly installments on the first business day of each calendar month. Such annual Minimum Rent shall be equal to the lesser of (a) the Twenty Percent Renewal Amount as defined and determined under Section 2.2.1, or (b) the Invested Capital Renewal Amount as defined and determined under Section 2.2.2.

                           2.2.1 The "Twenty Percent Renewal Amount" means an amount equal to an increase of twenty percent (20%) over the annual Minimum Rent for the Lease Year immediately preceding the expiration of the then expiring Term, subject, in certain circumstances, to the adjustments described in Sections 2.2.1.1 and 2.2.1.2 below.

                                    2.2.1.1 For purposes of calculating the
                  Twenty Percent Renewal Amount for the first Renewal Term, if there is a positive Rate Differential (as hereinafter defined), annual Minimum Rent for the Lease Year immediately preceding the expiration of the Initial Term shall be deemed to be increased by an amount equal to the Interest Rate Adjustment Amount (as hereinafter defined). As used herein, the term "INTEREST RATE ADJUSTMENT AMOUNT" shall mean an amount equal to the Rate Differential multiplied by the lesser of (i) the outstanding principal balance of the Berkshire Loan or the Permitted Mortgage Loan on the day preceding the expiration of the then expiring Term, or

                  (ii)( $17,857,765.79. As used herein, the term "RATE DIFFERENTIAL" shall mean the difference (if positive) between the Seven Year Note Rate (as hereinafter defined) at the expiration of the then expiring Term, less 5.24% (i.e., the Seven Year Note Rate as of the date hereof); provided, however, that the Rate Differential shall not under any circumstance exceed 1.54% for purposes of the calculation under this Section 2.2.1.1. As used herein, the term "SEVEN YEAR NOTE RATE" means the yield on seven year notes issued by the United States Treasury, as reasonably determined by Landlord and Tenant.

                                    2.2.1.2 In the event that the Twenty Percent
                  Renewal Amount was actually the determinative amount in establishing the Minimum Rent for the first Renewal Term (i.e., the Twenty Percent Renewal Amount was less than the Invested Capital Renewal Amount at the expiration of the Initial Term), then, for purposes of calculating the Twenty Percent Renewal Amount in connection with the establishment of the annual Minimum Rent for the second Renewal Term, annual Minimum Rent for the Lease Year immediately preceding the expiration of the expiring first Renewal Term shall be deemed to be increased by an amount equal to the Interest Rate Adjustment Amount. Notwithstanding the foregoing, for purposes of the calculations under this Section 2.2.1.2 the Rate Differential shall not exceed, and shall be limited to, the difference between 1.54%, less the Rate Differential calculated under Section 2.2.1.1 in connection with the determination of the annual Minimum Rent for the first Renewal Term (regardless of whether the Twenty Percent Renewal Amount was determinative).


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

                                    2.2.2 The "Invested Capital Renewal Amount"
                  shall equal ten percent (10%) of Landlord's Adjusted Investment Amount. As used herein, "LANDLORD'S ADJUSTED INVESTMENT AMOUNT" means $26,362,849.65, as increased, if applicable, by the Lease Renewal Factor. The LEASE RENEWAL FACTOR shall be determined as follows:

                                    2.2.2.1 As promptly as practicable after the
                  end of the Initial Term of this Lease (or the immediately preceding Renewal Term, as appropriate), Landlord shall compute the increase, if any, in the cost of living since the first day of the first Lease Year of the expiring term based upon the Consumer Price Index--United States (1982 = 100), All Urban Consumers (the "CPI"), published by the Bureau of Labor Statistics of the United States Department of Labor.

                           2.2.2.2 The CPI number for the month immediately
                  preceding the first month of the first Lease Year of the expiring term shall be the "BASE CPI", and the corresponding CPI number for the last month of the expiring term in question shall be the "CURRENT CPI."

                           2.2.2.3 The "CPI INCREASE" shall equal (Current
                  CPI/Base CPI) -1.

                           2.2.2.4 The CPI Increase shall be divided by two (2)
                  to determine the "LEASE RATE ESCALATOR."

                           2.2.2.5 The Lease Renewal Factor shall equal the
                  Lease Rate Escalator plus 1. Exhibit "D" hereto sets for a hypothetical, illustrative calculation of the Lease Renewal Factor.

                           2.2.2.6 Landlord shall, within a reasonable time
                  after obtaining the appropriate data necessary for computing such increase, give Tenant notice of any


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

                  increase so determined, and Landlord's computation thereof shall be conclusive and binding (but shall not preclude any adjustment that may be required in the event of a published amendment of the CPI figures upon which the computation was based) unless Tenant shall, within 60 days after the giving of such notice, notify Landlord of any claimed error therein.

                           2.2.2.7 The Minimum Rent for each Renewal Term, as so
                  determined, shall be due and payable to Landlord in equal monthly installments commencing with the first month of the Renewal Term in question (any retroactive payments then due being payable within five days after giving of such notice), and in the event of any subsequent redetermination of such amount the adjustment thus indicated shall be made promptly between Landlord and Tenant.

                           2.2.2.8 If publication of the CPI shall be
                  discontinued, the parties shall thereafter accept comparable statistics on the cost of living for the City of Westlake, Ohio, as they shall be computed and published by an agency of the United States or by a responsible financial periodical of recognized authority then to be selected by the parties. In the event of (1) use of comparable statistics in place of the CPI as above mentioned, or (2) publication of the CPI figure at other than monthly intervals, there shall be made in the method of computation herein provided such revisions as the circumstances may require to carry out the intent of this Section.

                  2.2.3 MINIMUM RENT NOT TO DECREASE. Except as set forth in
         Section 2.2.4, in no event shall the Minimum Rent calculated for any Renewal Term decrease.

         Notwithstanding anything to the contrary herein, subject to Section 2.2.4, in the event the Minimum Rent as so calculated in this Section
         2.2 shall result in a decrease in the amount of Minimum Rent to be paid as compared to the immediately previous expiring term, then the Minimum Rent for the new Renewal Term shall be equal to the amount paid in the immediately previous expiring term.

                  2.3 ADDITIONAL RENT. In addition to Minimum Rent, Tenant shall pay as additional rent hereunder all other amounts, liabilities, obligations and Impositions (as hereinafter defined) which Tenant assumes or agrees to pay under this Lease and any fine, penalty, interest, charge and cost which may be added for nonpayment or late payment of such items (collectively the "Additional Rent"). The Minimum Rent and Additional Rent are referred to herein as "RENT". Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of nonpayment of the Rent.

                  2.4 PRORATION FOR PARTIAL PERIODS. The Rent for any month during the Term that begins or ends on other than the first or last calendar day of such month shall be prorated based on actual days elapsed.

                  2.5      ABSOLUTE NET LEASE.

                           2.5.1 GENERALLY. All rent payments shall be absolutely net to the Landlord free of taxes (other than federal or state income, franchise and excise taxes calculated on the net income of Landlord), assessments, utility charges, operating expenses, refurnishings, insurance premiums or any other charge or expense in connection with the Premises. All expenses and charges, whether for upkeep, maintenance, repair, refurnishing, refurbishing, restoration, replacement, insurance premiums, real estate or other property taxes, utilities, and other operating or other charges of a like nature or otherwise, shall be paid by Tenant. This provision is not in derogation of the specific provisions of this Lease, but in expansion thereof and as an indication of the general intention of the parties hereto.

                           2.5.2 SALES TAX. Tenant hereby agrees to pay any and all sales or use taxes (and any interest or penalties related thereto) at any time assessed by the State of Ohio (the "STATE") against Tenant, with respect to (i) Tenant's operation of business on the Premises, and
         (ii) this Lease, including any lease of personal property at any time entered into by and between Landlord and Tenant.

                  2.6 SPECIAL LUMP SUM PAYMENT; TERMINATION PAYMENT. In the event that Tenant does not exercise its first renewal option, and so long as Landlord is not in material default hereunder, Tenant shall pay to Landlord a single lump sum payment (the "SPECIAL PAYMENT") on the last day of the Initial Term in the amount of $1,222,720.00.

         Tenant shall also pay to Landlord a lump sum payment in an amount equal to $133,818.88 (the "TERMINATION PAYMENT") on the last day of the Initial Term unless Tenant exercises its first renewal option. If Tenant exercises its first renewal option, Tenant shall pay the Termination Payment to Landlord on the last day of the first Renewal Term unless Tenant exercises its second renewal option. If Tenant exercises its second renewal option, Tenant shall not be obligated to pay the Termination Payment to Landlord.

         2.7 NO TERMINATION, ABATEMENT, ETC. Except as otherwise specifically provided in this Lease, Tenant shall remain bound by this Lease in accordance with its terms.


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

Tenant shall not, without the consent of Landlord, modify, surrender or terminate the Lease, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent. Except as expressly provided in this Lease, the obligations of Landlord and Tenant shall not be affected by reason of (i) any damage to, or destruction of, the Premises or any part thereof from whatever cause or any Taking (as hereinafter defined) of the Premises or any part thereof; or (ii) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Premises, or any part thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title. Except as otherwise specifically provided in this Lease, Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to modify, surrender or terminate this Lease or quit or surrender the Premises or any portion thereof.

         30       TAXES, ASSESSMENTS AND OTHER CHARGES:

                  3.1 PAYMENT OF IMPOSITIONS. Tenant shall pay, as Additional Rent, all Impositions that may be levied or become a lien on the Premises or any part thereof at any time (whether prior to or during the Term), without regard to prior ownership of said Premises, before any fine, penalty, interest, or cost is incurred; provided, however, Tenant may contest any Imposition in accordance with Section 3.4. Tenant shall deliver to Landlord [i] not more than 5 days after the due date of each Imposition, copies of the invoice for such Imposition and the check delivered for payment thereof; and [ii] not more than 30 days after the due date of each Imposition, a copy of the original receipt evidencing such payment or other proof of payment satisfactory to Landlord. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Premises or any part


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

thereof. Tenant, at its expense, shall prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities. Tenant shall be entitled to any refund due from any taxing authority if no Event of Default shall have occurred hereunder and be continuing. Landlord shall be entitled to any refund from any taxing authority if an Event of Default has occurred and is continuing. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Premises as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent is possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant shall reimburse Landlord for all personal property taxes paid by Landlord within 30 days after receipt of billings accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Impositions imposed in respect to the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such termination, and Tenant's obligation to pay its prorated share thereof shall survive such termination.

                  3.2 DEFINITION OF IMPOSITIONS. "Impositions" means, collectively, [i] taxes, all real estate and personal property ad valorem, sales and use, business or occupation, single business, gross receipts, transaction privilege, rent or similar taxes; [ii] assessments (including without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed with the Term); [iii] ground rents, water, sewer or other rents and charges, excises, tax levies, and fees (including without limitation, license, permit, inspection, authorization and similar fees); [iv] all taxes imposed on Tenant's operations of the Premises, including without limitation, employee withholding taxes, income taxes and intangible taxes; [v] all taxes imposed by the State or any governmental entity in the State with respect to the conveyance of the Premises by Landlord to Tenant or Tenant's designee, including without limitation, conveyance taxes and capital gains taxes; and [vi] all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Premises or any part thereof and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be in a lien upon [a] Landlord or Landlord's interest in the Premises or any part thereof; [b] the Premises or any part thereof or any rent therefrom or any estate, right, title or interest therein; or [c] any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Premises or the leasing or use of the Premises or any part thereof. Notwithstanding anything herein to the contrary, Tenant shall not, however, be required to pay any tax based on, or calculated with reference to, Landlord's income or revenues by any governmental entity.

                  3.3 PRORATION. At the end of the Term all impositions shall be prorated unless Tenant or its assignee has exercised the right of first refusal pursuant to the terms of Section 6.2 hereof.

                  3.4 RIGHT TO PROTEST. Landlord and/or Tenant shall have the right, but not the obligation, to protest the amount or payment of any Impositions; provided that in the event of any protest by Tenant, Landlord shall not incur any expense because of any such protest, Tenant shall diligently and continuously prosecute any such protest and notwithstanding such protest Tenant shall pay any tax, assessment or other charge before the imposition of any penalty.

                  3.5 TAX BILLS. Landlord shall promptly forward to Tenant copies of all tax bills and payment receipts relating to the Impositions received by Landlord.

                  3.6 OTHER CHARGES. Tenant agrees to pay and discharge, punctually as and when the same shall become due and payable without penalty, all electricity, gas, garbage collection, cable television, telephone, water, sewer, and other utilities costs and all other charges, obligations or deposits assessed against the Premises during the Term.

         40       INSURANCE.

                  4.1 GENERAL INSURANCE REQUIREMENTS. All insurance provided for in this Lease shall be maintained under valid and enforceable policies issued by insurers of recognized responsibility, approved to do business in the State having a general policyholders rating of not less than "A" and a financial rating of not less than "X" in the then most current Best's Insurance Report. Any and all policies of insurance required under this Lease shall name the Landlord and any Permitted Mortgage Lender as an additional named insured and shall be on an "occurrence" or "claims made" basis (at Tenant's election); provided, however, the proceeds of any business interruption policy shall be payable to Tenant without relieving Tenant in any way of its obligation to pay Rent under this Lease. In addition, Landlord shall be shown as the loss payable beneficiary under the casualty insurance policy maintained by Tenant pursuant to Section 4.2. All policies of insurance required herein may be in the form of "blanket" or "umbrella" type policies which shall name the Landlord and Tenant as their interests may appear and allocate to the Premises the full amount of insurance required hereunder. Certificates from the insurers evidencing the existence of all policies of insurance required by this Lease and showing the interest of the Landlord shall be filed with the Landlord prior to the commencement of the Term and shall provide that the subject policy may not be canceled except upon not less than ten (10) days prior written notice to Landlord. Certificates from the insurers evidencing the existence of any renewal policies shall be deposited with Landlord upon renewal of the applicable policies. Any claims under any policies of insurance described in this Lease shall be adjudicated by and at the expense of the Tenant or of its insurance carrier, but shall be subject to joint control of Tenant and Landlord.

                  4.2 PROPERTY INSURANCE. At Tenant's expense, Tenant shall maintain in full force and effect a property insurance policy or policies insuring the Premises against the following:

                  4.2.1 Loss or damage commonly covered by a "Special Form" policy (also known as an "All Risk Policy") insuring against physical loss or damage to the Premises, including but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, and any other risk as is normally covered under such a policy. The policy shall be in the amount of the Full Replacement Value (as hereinafter defined) of the Premises and shall contain a deductible amount reasonably acceptable to Landlord and any Permitted Mortgage Lender (as hereinafter defined) in light of all applicable circumstances (including general industry conditions), but in no event shall Landlord require such deductible amount to be less than the deductible amount in effect immediately prior to the Commencement Date. Landlord shall be named as an additional insured. The policy shall include a stipulated value endorsement or agreed amount endorsement and endorsements for contingent liability for operations of building laws, demolition costs, and increased cost of construction.

                  4.2.2 If applicable, loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on the Premises, in commercially reasonable amounts acceptable to Landlord.

                  4.2.3 Consequential loss of rents and income coverage insuring against all "Special Form" risk of physical loss or damage with limits and deductible amounts acceptable to Landlord covering risk of loss during the first 9 months of reconstruction, and containing an endorsement for extended period of indemnity of at least 6 months, and shall be written with a stipulated amount of coverage if available at a reasonable premium.

                  4.2.4 If the Premises is located, in whole or in part, in a federally designated 100-year flood plain area, flood insurance for all Improvements of every nature whatsoever now or hereafter situated on the Premises in an amount equal to the lesser of (i) the Full Replacement Value of the Improvements; or (ii) the maximum amount of insurance available for the Improvements under all federal and private flood insurance programs.

                  4.2.5 Loss or damage caused by the breakage of plate glass in commercially reasonable amounts acceptable to Landlord.

                  4.2.6 Loss or damage commonly covered by blanket crime insurance including employee dishonesty, loss of money orders or paper currency, depositor's forgery, and loss of property of patients accepted by Tenant for safekeeping, in commercially reasonable amounts acceptable to the Landlord.

                  4.3 PUBLIC LIABILITY. At Tenant's expense, Tenant shall maintain liability insurance against the following:

                  4.3.1 Claims for personal injury or property damage commonly covered by comprehensive general liability insurance with endorsements for incidental malpractice, contractual, personal injury, owner's protective liability, voluntary medical payments, products and completed operations, broad form property damage, and extended bodily injury, with commercially reasonable amounts for bodily injury, property damage, and voluntary medical payments acceptable to Landlord, but with a combined single limit of not more than $5,000,000.00 per occurrence; provided, however, this amount shall be adjusted at the commencement of each Renewal Term according to reasonable and customary practices for similar businesses in similar locales.

                  4.3.2 Claims for personal injury and property damage commonly covered by comprehensive automobile liability insurance, covering all owned and non-owned automobiles, with commercially reasonable amounts for bodily injury, property damage, and or automobile medical payments acceptable to Landlord, but with a combined single limit of not less than $3,000,000.00 per occurrence.

                  4.3.3 Claims for personal injury commonly covered by medical malpractice insurance in commercially reasonable amounts acceptable to Landlord.

                  4.3.4 Claims commonly covered by worker's compensation insurance for all persons employed by Tenant on the Premises. Such worker's compensation insurance shall be in accordance with the requirements of all applicable local, state, and federal law.

                  4.4 BUSINESS INTERRUPTION INSURANCE. Tenant shall maintain, at its expense, business interruption and extra expense insurance insuring a period of not less than three (3) months.

                  4.5 BUILDER'S RISK INSURANCE. In connection with any construction, Tenant shall maintain in full force and effect a builder's completed value risk policy ("Builder's Risk Policy") of insurance in a nonreporting form insuring against all "Special Form" risk of physical loss or damage to the Improvements, including but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if Premises is in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Premises). The Builder's Risk Policy shall include endorsements providing coverage for building materials and supplies and temporary premises. The Builder's Risk Policy shall be in the amount of the Full Replacement Value of the improvements on the Premises and shall contain a deductible amount acceptable to Landlord. Landlord shall be named as additional insured. The Builder's Risk Policy shall include an endorsement permitting initial occupancy.

                  4.6 REPLACEMENT VALUE. The term "FULL REPLACEMENT VALUE" means the actual replacement cost thereof from time to time including increased cost of construction endorsement, with no reductions or deductions. Tenant shall, in connection with each annual policy renewal, deliver to Landlord a redetermination of the full replacement value by the insurer or an endorsement indicating that the Premises is insured for its full replacement value. If Tenant makes any alterations to the Premises, Landlord may have such full replacement value redetermined at any time after such alterations are made, regardless of when the full replacement value was last determined.

                  4.7 PERMITTED MORTGAGE LENDER'S INSURANCE REQUIREMENTS. Notwithstanding anything to the contrary in this Lease, Tenant's obligations with respect to insurance as described in this Section 4 shall at all times be subject to any Permitted Mortgage Lender's insurance requirements as described in any of the documents evidencing a Permitted Mortgage Loan (the "PERMITTED MORTGAGE LOAN INSURANCE REQUIREMENTS"). Should the Permitted Mortgage Loan Insurance Requirements exceed the insurance requirements set forth in this Lease in any way, including without limitation, scope of coverage and coverage amounts, Tenant shall comply with terms of the Permitted Mortgage Loan Insurance Requirements to the extent that such requirements exceed Tenant's obligations in this Section 4. Absent acquiescence, waiver or amendment by any Permitted Mortgage Lender, failure of Tenant to so comply with the Permitted Mortgage Loan Insurance Requirements shall be an Event of Default under this Lease, and shall entitle Landlord to all of the remedies set forth in Section 10 of this Lease.

                  4.8 PERMITTED MORTGAGE LENDER'S TAX AND INSURANCE ESCROWS. Notwithstanding anything in this Lease to the contrary, in addition to all of Tenant's obligations with respect to taxes and insurance, as set forth in Sections 3 and 4 of this Lease, Tenant agrees to comply with any tax and/or insurance escrows required by any Permitted Mortgage Lender under any Permitted Mortgage Loans. Landlord and Tenant agree that Tenant's compliance with the tax and/or insurance escrows requirements of each Permitted Mortgage Loan shall, to the extent of any payment actually made into any Permitted Mortgage Loan escrow account, satisfy Tenant's requirements (a) with respect to the payment of Impositions, (b) relating to taxes, and associated with obtaining insurance under this Lease.

         50       USE, MAINTENANCE AND ALTERATION OF THE PREMISES.

                  5.1      TENANT'S MAINTENANCE OBLIGATIONS.

                           5.1.1 Except as provided in Sections 11 and 12, Tenant will keep and maintain the Premises in good appearance, repair and condition and maintain proper housekeeping. Tenant shall make or cause to be made all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, necessary to keep the Premises in good and lawful order and condition. Tenant covenants and agrees that during the Term (i) it shall use, keep and operate the Premises in a careful, safe and proper manner; (ii) not commit or suffer waste thereon; (iii) not use or occupy the Premises for any unlawful purposes; (iv) not use or occupy the Premises or permit the same to be used or occupied, for any purpose or business deemed extrahazardous on account of fire or otherwise; (v) keep the Premises in such repair and condition as may be required by the local Board of Health, or other city, state or federal authorities, free of all cost to Landlord; (vi) not permit any acts to be done which will cause the cancellation, invalidation, or suspension of any insurance policy; and (vii) permit Landlord and its agents to enter upon the Premises at all reasonable times upon reasonable notice to examine the condition thereof.

                           5.1.2 As part of Tenant's obligations under this
Section 5.1, Tenant shall be responsible to maintain, repair and replace all Landlord Personal Property and all Tenant Personal Property (as defined in
Section 7.1 below) in good and operable condition, consistent with prudent industry practice as applicable to the Retirement Care Facility (as defined in Section 5.2 below).

                  5.2      REGULATORY COMPLIANCE.

                           5.2.1 Tenant and the Premises shall comply in all material respects with all federal, state and local licensing and other laws and regulations applicable to the continuing care retirement community on the Premises (the "RETIREMENT CARE FACILITY") as well as with the certification requirements of Medicare and Medicaid (or any successor program) as currently exist or as are obtained by Tenant at a later date, as well as with the healthcare compliance covenants set forth on Exhibit "F" attached hereto. Further, Tenant shall not commit any act or omission that would in any way violate any certificate of occupancy affecting the Premises. Tenant shall deliver to Landlord complete copies of any material surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant by any governmental agency within 10 days after Tenant's receipt of each item.

                           5.2.2 During the Term, all inspection fees, costs and charges associated with a change of any licensure or certification shall be borne solely by Tenant. Tenant shall at its sole cost make any additions or alterations to the Premises necessitated by, or imposed in connection with, a change of ownership inspection survey for the transfer of operation of the Premises from Tenant or Tenant's assignee or subtenant to Landlord or Landlord's designee at the expiration or earlier termination of the Term in accordance herewith.

                  5.3 PERMITTED USE. Tenant shall continuously use and occupy the Premises during the Term solely as a Retirement Care Facility or other senior housing, independent living, assisted living, skilled and intermediate nursing, subacute care, Alzheimer's care, and related uses, and no other use without Landlord's prior written consent.

                  5.4 NO LIENS. Tenant shall have no authority to permit or create a lien against the Premises, and Tenant shall post notices or file such documents as may be required to protect Landlord's interest in the Premises against liens. Tenant hereby agrees to defend, indemnify, and hold Landlord harmless from and against any mechanic's liens against the Premises by reason of work, labor, services or materials supplied or claimed to have been supplied on or to the Premises through or under Tenant. Tenant shall remove, bond-off, or otherwise obtain the release of any mechanic's lien filed against the Premises within 10 days after the filing thereof. Tenant shall pay all expenses in connection therewith, including without limitation, damages, interest, court costs and reasonable attorneys' fees.

                  5.5 ALTERATIONS BY TENANT. Tenant shall have the right of altering, improving, replacing, modifying or expanding the facilities, equipment or appliances in the

Premises from time to time as it may determine is desirable for the continuing and proper use and maintenance of the Premises under this Lease; provided, however, that any alterations, improvements, replacements, expansions or modifications to the Premises in excess of Five Hundred Thousand Dollars ($500,000) in any rolling twelve (12) month period shall require the prior written consent of the Landlord, which shall not be unreasonably withheld, conditioned, or delayed; provided, however, no such alterations, improvements, replacements, modifications or expansions shall result in a material diminution of value of the Premises or shall materially adversely affect the use and operation of the Premises upon completion. Any amounts funded by Tenant as necessitated by damage to the Premises by casualty or condemnation or in the nature of routine or ordinary course capital expenditures shall not be included in the foregoing calculation. The cost of all alterations, improvements, replacements, modifications, expansions or other purchases, covered by this
Section 5.5 shall be borne solely and exclusively by Tenant and shall immediately become a part of the Premises and the property of the Landlord subject to the terms and conditions of this Lease. All work done in connection therewith shall be done in a good and workmanlike manner and in compliance with all existing codes and regulations pertaining to the Premises and shall comply with the requirements of insurance policies required under this Lease. In the event any items of the Premises have become inadequate, obsolete or worn out or require replacement (by direction of any regulatory body or otherwise), Tenant shall remove such items and exchange or replace the same at Tenant's sole cost and the same shall become part of the Premises and property of the Landlord.

                  5.6 CAPITAL EXPENDITURES ACCOUNT. At the commencement of the Initial Term, Landlord shall deposit in an interest bearing account maintained by Tenant (the "CAPITAL

EXPENDITURE ACCOUNT") the amount of $265,687.00 for the purpose of funding repairs, replacements and capital improvements to be made on the Premises from time to time. The Capital Expenditure Account shall be with Genesee Regional Bank, a New York State Chartered Commercial Bank ("GENESEE") for so long as, in the exercise of Tenant's reasonable discretion from time to time, Genesee has sufficient financial strength and stability to reasonably guaranty that funds deposited with it will not be subject to risk of loss. If at any time Tenant deems, in Tenant's reasonable discretion, that Genesee does not have sufficient financial strength and stability to reasonably guaranty that funds deposited with it will not be subject to risk of loss, Tenant shall have the right to move all or any portion of such funds to another financial institution or institutions selected jointly by Landlord and Tenant and to make subsequent Capital Expenditure Deposits (as hereinafter defined) thereto. Subject to
Section 5.6.1 below, within sixty (60) days of the first day of the second Lease Year of the Initial Term, and sixty (60) days of the first day of each Lease Year thereafter, Tenant shall make additional deposits (the "Capital Expenditure Deposits") in the Capital Expenditure Account in an amount equal to 3% of Tenant's annual revenue generated from Tenant's ordinary course business operations at the Premises. Tenant may withdraw monies deposited in the Capital Expenditure Account for the purpose of making repairs, replacements and capital improvements on the Premises to be applied as follows: first, as required to comply with the provisions of this Lease and, second, as Tenant deems necessary or desirable. All such repairs, replacements and capital improvements funded by the Capital Expenditure Account shall be deemed to be a part of the Premises.

                  5.6.1 If Tenant's capital expenditures at the Premises in any Lease Year shall exceed the Capital Expenditure Deposit for said Lease Year (the "CAPITAL EXPENDITURE

         DIFFERENCE"), Tenant shall fund the remaining cost of such Capital Expenditure Difference. Tenant shall receive a corresponding credit against future Capital Expenditure Deposits for the subsequent Lease Year (or Lease Years, if necessary to ensure that Tenant receives full credit for any Capital Expenditure Difference).

                  5.6.2 Any interest that accrues on the funds in the Capital Expenditure Deposit while in the Capital Expenditure Account shall at all times remain the property of Tenant, and Tenant shall have the right to withdraw any interest earned from time to time.

                  5.6.3 At the expiration of the Term, any funds remaining in the Capital Expenditure Account shall become the property of Landlord, other than the interest thereon, which shall remain Tenant's property.

                  5.6.4 Notwithstanding anything to the contrary herein, in the event that any Permitted Mortgage Loan requires similar capital expenditure deposits, any amounts so deposited by Tenant shall be a credit to Tenant against the Capital Expenditure Account requirements set forth herein. In no event shall Tenant be required to make any duplicate payments to the Capital Expenditure Account and/or any accounts for capital expenditures pursuant to any Permitted Mortgage Loan.

         5.7 ASSIGNMENT OF DISBURSEMENTS. Landlord hereby assigns to Tenant all of Landlord's right to any disbursements (collectively, the "DISBURSEMENT ASSIGNMENT") under (a) that certain Completion/Repair and Security Agreement, of even date with the Berkshire Note, by and between Landlord and Berkshire Lender, and executed in conjunction with the Berkshire Loan, and (b) that certain Replacement Reserve and Security Agreement, of even date with the Berkshire Note, by and between Landlord and Berkshire Lender, executed in conjunction with the Berkshire Loan. Tenant shall be entitled to direct disbursement from Berkshire Lender pursuant to the terms and conditions of each of said Completion/Repair and Security Agreement and said Replacement Reserve and Security Agreement. Tenant hereby assumes and agrees to perform all obligations of Landlord under the Completion/Repair and Security Agreement and the Replacement Reserve and Security Agreement. This Disbursement Assignment shall terminate concurrently with the expiration or sooner termination of this Lease; provided, however such termination shall not effect Tenant's right to such disbursement from Berkshire Lender for any reimbursable expenses (according to the terms and conditions of said Completion/Repair and Security Agreement and said Replacement Reserve and Security Agreement) incurred by Tenant during the Term of this Lease.

         60       CONDITION AND TITLE OF PREMISES; RIGHT OF FIRST REFUSAL..

                  6.1 CONDITION AND TITLE OF PREMISES. Tenant's affiliate, a subsidiary of ARC, previously owned the Premises, and Tenant has thoroughly investigated the Premises, has selected the Premises to its own specifications, and has concluded that no improvements or modifications to the Premises are required in order to operate the Premises for its intended use. Tenant accepts the Premises for use as A Retirement Care Facility under this Lease on an "AS IS, WHERE IS, WITH ALL FAULTS" basis and will assume all responsibility and cost for the correction of any observed or unobserved deficiencies or violations. In making its decision to enter into this Lease, Tenant has not relied on any representations or warranties, express or implied, of any kind from Landlord. Notwithstanding any other provision of this Lease to the contrary, Tenant accepts the Premises in their present condition, AS IS, WHERE IS, WITH

ALL FAULTS, and without any representations or warranties whatsoever, express or implied, including, without limitation, any express or implied representations or warranties as to the fitness, use, suitability, or condition of the Premises. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE PREMISES OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. Tenant hereby represents and warrants to Landlord that Tenant is thoroughly familiar with the Premises and the condition thereof, that Tenant is relying on Tenant's own personal knowledge of the condition of the Premises, that neither Landlord nor any person or entity acting or allegedly acting for or on behalf of Landlord or any other person or entity having or claiming any interest in the Premises has made any representations, warranties, agreements, statements, or expressions of opinions in any way or manner whatsoever related to, connected with, or concerning the Premises, the condition of the Premises, or any other fact or circumstance whatsoever on which Tenant is relying, and, to the maximum extent not prohibited by applicable law, Tenant hereby releases and discharges Landlord and all other persons and entities having or claiming any interest in the Premises from all liability, damages, costs, and expenses of every kind and nature whatsoever in any way or manner arising out of, connected with, related to, or emanating from the condition of the Premises at any time prior to or during the Term of this Lease. Tenant has examined the condition of title to the Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory, including without limitation, all of the encumbrances and other exceptions to title set forth more fully on Exhibit "A-1" (the "PERMITTED EXCEPTIONS").

                  6.2 RIGHT OF FIRST REFUSAL TO PURCHASE PREMISES.

                           6.2.1 Tenant shall have the right of first refusal to purchase (a) the Premises at any time during the Term, and/or (b) Landlord's equity securities or equity interests at any time during the Term in which E. Phillip Saunders directly or indirectly controls Landlord ("LANDLORD'S EQUITY SECURITIES"), upon the terms and conditions set forth in this Section 6.2.; provided, however, Tenant shall not have the right to exercise its rights under this Section 6.2. if any Event of Default has occurred and is continuing as of any of the following dates: (i) the date on which Landlord delivers an Offering Notice to Tenant pursuant to Section 6.2.2(i), or (ii) the date of Tenant's delivery of an Exercise Notice pursuant to Section 6.2.2(ii), or (iii) or at the closing date established to consummate the purchase of the Premises or equity securities, as applicable, pursuant to
         Section 6.2.2(iii).

                           6.2.2 Subject to Section 6.2.1 above, if during the Term Landlord or any owner of Landlord's Equity Securities receives a bona fide offer to purchase the Premises, or any portion thereof, or all or any portion of Landlord's Equity Securities (the "OFFERED PROPERTY"), from any person or entity, Landlord and Tenant shall take the following steps prior to Landlord's acceptance of such offer:

                           (1) Landlord shall give written notice to Tenant of its intention to accept such offer, which notice shall set forth the price, terms and conditions contained in the offer to purchase the Offered Property which Landlord intends to accept ("OFFERING NOTICE");

                           (2) Within thirty (30) days after receipt of an Offering Notice, Tenant shall either (A) deliver to Landlord written notice that Tenant does not desire to purchase the Offered Property on the terms set forth in the Offering Notice, or (B) deliver to Landlord written notice of Tenant's desire to exercise its right to purchase the Offered Property on the terms set forth in the Offering Notice pursuant to this Section 6.2 ("EXERCISE NOTICE");

                           (3) If Tenant delivers an Exercise Notice within such thirty (30) day period, and if the Offered Property consists of all or any portion of the Premises, Landlord as seller and Tenant as buyer shall immediately open an escrow to consummate such purchase at a national title company selected by Landlord in its reasonable discretion on the following terms: (A) the form of such instructions to be then signed by Landlord and Tenant shall be such title company's standard sale escrow instructions and, notwithstanding anything set forth in the Offering Notice to the contrary, shall not provide for any representations or warranties by Landlord as seller or for any due diligence or other contingencies in favor of Tenant as buyer, (B) the purchase price shall be payable in cash by Tenant or on such other terms as are set forth in the Offering Notice with escrow to close on or before the date set forth in the Offering Notice, (C) transaction costs shall be paid as set forth in the Offering Notice, (D) at close, Landlord shall deliver title to the Offered Property subject only to those title exceptions shown on

         Exhibit "A-1" (the Permitted Exceptions) attached hereto, (E) the sale escrow instructions shall provide for an earnest money deposit in the amount set forth in the Offering Notice and shall provide that such deposit may be retained by Landlord as liquidated damages in the event of any breach by Tenant of the terms of the escrow instructions (provided, however, such liquidated damages shall relate only to Landlord's damages by reason of a breach of the escrow instructions and shall in no way liquidate or limit Landlord's or Tenant's damages by reason of a breach of this Lease), and (F) the escrow instructions shall otherwise be in form and substance reasonably satisfactory to Landlord. If Tenant fails to close the escrow for any reason other than a breach by Landlord, then Landlord may elect to pursue all remedies available to Landlord against Tenant under the escrow instructions or under applicable law.

                  (4) If Tenant delivers an Exercise Notice within such thirty
         (30) day period, and if the Offered Property consists of all or any portion of Landlord's Equity Securities, Landlord as seller and Tenant as buyer shall consummate the sale of landlord's Equity Securities according to the terms and conditions of the Offering Notice within sixty (60) days of Landlord's receipt of the Exercise Notice and Landlord shall cause its members (partners or shareholders) to sell, transfer and assign to Tenant or its designee all such membership (partnership or shareholder) interests, equity securities and other ownership interest in the Landlord, all of which shall be free and clear of all liens and encumbrances whatsoever, and Tenant or its designee shall pay to said members (partners or shareholders) the purchase price set forth in the Offering Notice (prorated among said parties in accordance with their respective ownership interests), and
         (c) the parties hereto

         (and all members, partners or shareholders of Landlord) shall execute all securities purchase agreements, assignments and other documents that are reasonably necessary to consummate said transaction, which documents shall contain (x) indemnifications of such members (partners or shareholders) by Tenant for matters occurring after the closing, and
         (y) other representations and warranties that are reasonably and customary for a transactions of such size and nature. By entering into this Lease, Landlord represents and warrants that each owner of its equity securities (whether now or in the future) as agreed, or will agree, to be bound by the provisions of this Section 6.2.2.

                           (5) If within the thirty (30) day period following Landlord's delivery of an Offering Notice, Tenant either delivers to Landlord the notice set forth in Section 6.2.2 (ii)(A) or falls to deliver either of the notices set forth in Section 6.2.2(ii), then for a period of six (6) months following the expiration of such fifteen
         (15) day period Landlord shall be free to sell the Offered Property on the terms set forth in the Offering Notice or on any other revised terms deemed appropriate by Landlord in its sole discretion; provided, however, if such other revised terms include a price that is below the price set forth in the Offering Notice, then prior to completing any sale on such revised terms Landlord shall notify Tenant of such revised offering terms. During the fifteen (15) business day period after receipt by Tenant of such notice, Tenant shall have the right (to be exercised if at all by Tenant's execution of escrow instructions and deposit of earnest money under Section 6.2.2 (iii) within such fifteen
         (15) business day period) to require that Landlord sell the Offered Property to Tenant on such revised offering terms. If Tenant fails to timely exercise its right as required by the preceding proviso, Landlord shall be free to sell the Offered Property to a third party on the revised offering terms.

                           (6) If at the end of the six (6) month period described in Section 6.2.1(iv), Landlord has not sold the Offered Property, then Landlord shall again be required to comply with the provisions of this Section 6.2 if Landlord desires to accept a third party offer to purchase the Offered Property.

                           (7) If an escrow is opened pursuant to Section 6.2.2(iii) and such escrow fails to close by reason of Tenant's default, in addition to all of the other rights and remedies of Landlord with respect to such breach, Landlord shall thereafter be free to sell the Premises or any portion thereof to any Person on any terms whatsoever without being required to comply with this Section 6.2.

                           (8) If Landlord has hypothecated its interest in the Premises, this Section 6.2 shall not apply to any judicial or non-judicial sale of the Premises in connection with any foreclosure action or proceeding by the lender.

                  6.3 TENANT'S TRANSFER RIGHTS SUBJECT TO BERKSHIRE LOAN DOCUMENTS. Notwithstanding anything in this Lease to the contrary, Tenant's right of first refusal, as set forth more fully in this Section 6, shall be subject to compliance with any applicable provisions of any document or agreement evidencing or relating to the Berkshire Loan (collectively, the "BERKSHIRE LOAN DOCUMENTS"), which shall control over any inconsistent provision in this Section 6.

         70       LANDLORD AND TENANT PERSONAL PROPERTY.

                  7.1 TENANT PERSONAL PROPERTY. Tenant shall install, place, and use on the Premises such fixtures, furniture, equipment, inventory and other personal property in addition to Landlord Personal Property as may be required or as Tenant may, from time to time, deem necessary or useful to operate the Premises for its permitted purposes. All fixtures, furniture, equipment, inventory, and other personal property installed, placed, or used on the Premises which is owned by Tenant or leased by Tenant from third parties is hereinafter referred to as "TENANT PERSONAL PROPERTY."

                  7.2 REQUIREMENTS FOR TENANT PERSONAL PROPERTY. Tenant shall comply with all of the following requirements in connection with Tenant Personal
Property:

                           7.2.1 Tenant shall, at Tenant's sole cost and expense, maintain, repair, and replace Tenant Personal Property.

                           7.2.2 Tenant shall, at Tenant's sole cost and expense, keep Tenant Personal Property insured against loss or damage by fire, vandalism and malicious mischief, sprinkler leakage, earthquake, and other physical loss perils commonly covered by fire and extended coverage, boiler and machinery, and difference in conditions insurance in an amount not less than 90% of the then full replacement cost thereof. Tenant shall use the proceeds from any such policy for the repair and replacement of Tenant Personal Property. The insurance shall meet the requirements of Section 4.1.

                           7.2.3 Tenant shall pay all taxes applicable to Tenant Personal Property.

                           7.2.4 Unless an Event of Default or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred, Tenant may remove Tenant Personal Property from the Premises from time to time provided that [i] the items removed are not required to operate the Premises for the permitted use hereunder (unless such items are being replaced by Tenant); and [ii] Tenant repairs any damage to the Premises resulting from the removal of Tenant Personal Property.

                           7.2.5 Upon the expiration of the Term, Landlord shall have the option to purchase the Tenant Personal Property for an amount equal to its depreciated value determined in accordance with GAAP (as hereinafter defined). If Landlord desires to exercise its option to purchase, Landlord shall notify Tenant at least ninety (90) days prior to the expiration of the Term. Landlord's option to purchase the Tenant Personal Property shall not include such property as bears the tradenames, trademarks or patents of ARC, Tenant, or any affiliate, successor or assign thereof or any rights in and to such tradenames, trademarks or patents (the "EXCLUDED PROPERTY"). If Landlord elects not to exercise Landlord's option to purchase Tenant Personal Property, Tenant shall remove Tenant Personal Property upon the termination or expiration of this Lease and shall repair any damage to the Premises resulting from the removal of the Tenant Personal Property. If Tenant fails to remove Tenant Personal Property within 30 days after request by Landlord, then Tenant shall be deemed to have abandoned the Tenant Personal Property, the Tenant Personal Property shall become the property of Landlord, and Landlord may remove, store and dispose of Tenant Personal Property. In such event, Tenant shall have no claim or right against Landlord for such property or the value thereof regardless of the disposition thereof by Landlord. Tenant shall pay Landlord, upon demand, all expenses incurred by Landlord in removing, storing, and disposing of

         Tenant Personal Property and repairing any damage caused by such removal. Tenant's obligations hereunder shall survive the termination or expiration of this Lease.

                  7.3 COMPLIANCE WITH LAWS. Tenant shall comply with all legal requirements applicable to the Premises and keep all government authorizations in full force and effect. Tenant shall pay when due all taxes and governmental charges of every kind and nature that are assessed or imposed upon the Premises or Tenant's operation of the Premises at any time during the term of the Lease, including, without limitation, all income, franchise, capital stock, property, sales and use, business, intangible, employee withholding, and all taxes and charges relating to Tenant's business and operations. Tenant shall be solely responsible for compliance with all Legal Requirements, including the ADA, and Landlord shall have no responsibility for such compliance.

                  7.4 RESIDENT TENANT LEASES. During the Term, the lessor under all subleases with residents or patients of the Retirement Care Facility (the "RESIDENT TENANT LEASES") shall be Landlord. Tenant agrees to assign, or cause to be assigned, to Landlord all Resident Tenant Leases existing as of the Commencement Date. Throughout the Term, Tenant assumes and agrees to perform all of Landlord's obligations under the Resident Tenant Leases. Except to the extent actually caused by Landlord, Tenant agrees to keep and hold Landlord harmless of and from any loss, cost, damage, liability or expense arising under the Resident Tenant Leases during the Term, however arising. Landlord hereby grants Tenant a power of attorney to (a) enter into commercially reasonable Resident Tenant Leases on standard lease forms in the ordinary course of business on behalf of Landlord, (b) collect all rents and other sums due under any Resident Tenant Leases, and (c) perform all other activities required of lessor under the

Resident Tenant Leases or otherwise necessary in such capacity. This power of attorney is coupled with an interest, and shall only terminate upon the expiration or earlier termination of this Lease or upon any Event of Default by Tenant beyond any applicable notice, grace or cure periods. So long as this Lease remains in effect, and no Event of Default shall have occurred and be continuing beyond all applicable periods of grace and/or notice and cure, Landlord shall take no action as lessor under the Resident Tenant Leases.

                  7.4.1. If Tenant or its affiliate purchases the Property pursuant to either Section 6.2 or 6.3 of this Lease, Landlord shall assign all then existing Resident Tenant Leases to the purchaser simultaneous with transfer of the Property.

                  7.5 TRANSFER OF LICENSE, ETC.. If this Lease is terminated due to expiration of the Term, pursuant to an Event of Default or for any reason other than Tenant's purchase of the Premises, or if Tenant vacates the Premises without termination of this Lease, Tenant shall:

                  7.5.1 Execute, deliver and file all documents and statements reasonably requested by Landlord to effect the transfer of all licenses and government authorizations related to the Retirement Care Facility to Landlord or an entity designated by Landlord, subject to any required approval of governmental regulatory authorities, and Tenant shall provide to Landlord all information and records required by Landlord in connection with the transfer of the license and government authorizations.

                  7.5.2 Use commercial best efforts to cooperate with and facilitate transfer of the business and operations of the Retirement Care Facility to Landlord or its designee, without unreasonable disruption in operations.

         80       REPRESENTATIONS AND WARRANTIES.

                  8.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Landlord and Tenant do hereby each for itself represent and warrant to each other as follows:

                           8.1.1 DUE AUTHORIZATION AND EXECUTION. This Lease and all agreements, instruments and documents executed or to be executed in connection herewith by either Landlord or Tenant were duly authorized and shall be binding upon the party that executed and delivered the same.

                           8.1.2 DUE ORGANIZATION. Landlord and Tenant are duly organized, validly existing and in good standing under the laws of the State of their respective formations and are duly authorized and qualified to do all things required of the applicable party under this Lease within the State of Ohio.

                           8.1.3 NO BREACH OF OTHER AGREEMENTS. Neither this Lease nor any agreement, document or instrument executed or to be executed in connection herewith, violates the terms of any other agreement to which either Landlord or Tenant is a party where such violation would have a material adverse effect.

                  8.2 MUTUAL COVENANTS. Landlord and Tenant do hereby each for itself make the following covenants:

                           8.2.1 NO DEFAULT UNDER PERMITTED MORTGAGE LOAN. For so long as this Lease is in effect and any Permitted Mortgage Loan is outstanding, Tenant shall comply with the terms and conditions of the outstanding Permitted Mortgage Loan Documents; provided, however, Tenant shall not be required to take any action or otherwise cause compliance with or be deemed responsible for performance of such Permitted Mortgage Loan Documents as to any affirmative or negative obligation of

         Landlord that does not relate to management or operation of the Premises, including, without limitation, accuracy and delivery of Landlord's financial statements, and the maintenance by Landlord of its good standing in any states required by such Permitted Mortgage Loan Documents. For so long as this Lease is in effect and any Permitted Mortgage Loan is outstanding, Landlord covenants and agrees to comply, or cause compliance, with the Permitted Mortgage Loan Documents with respect each affirmative or negative obligation of Landlord that does not relate solely to management or operation of the Premises, including, without limitation, accuracy and delivery of Landlord's financial statements, and the maintenance by Landlord of its good standing in any states required by such Permitted Mortgage Loan Documents.

                           8.2.2 NO AMENDMENT OF PERMITTED LOAN DOCUMENTS. Neither Landlord nor Tenant shall amend, alter, extend, renew or otherwise modify any document or agreement evidencing or relating to any Permitted Mortgage Loan without the prior written consent of the other party hereto, which may be denied by said party in its reasonable discretion. Any amendment of the Permitted Loan Documents without reasonable Tenant's consent shall not be binding on Tenant.

                           8.2.3 NO AMENDMENT OF LEASE WITHOUT MORTGAGE LENDER'S CONSENT. So long as the Berkshire Loan remains in effect, neither Landlord nor Tenant shall amend, modify, terminate or hypothecate this Lease without Berkshire Lender's prior written consent.

                  8.3 NEGATIVE COVENANTS OF LANDLORD. Landlord hereby makes the following covenants:

                           8.3.1 INCURRENCE OF INDEBTEDNESS. Landlord hereby agrees that it will not incur any indebtedness or obligation whatsoever with respect to the Premises, except a Permitted Mortgage Loan.

                           8.3.2 NO REMOVAL. During the Term, Landlord shall not take or remove any assets or items or personal property associated with, or comprising a portion of, the Premises, or associated or related to, the Premises without first obtaining the prior written consent of Tenant, which may be denied in Tenant's sole discretion.

                           8.3.3 NO OWNER ACTIONS. For so long as this Lease remains in effect, and Tenant shall not then be in material default of its obligations beyond any applicable periods of grace and/or notice and cure, Landlord shall take no action with respect to the business or operation of the Premises without Tenant's prior written consent, which may be denied by Tenant in its sole discretion.

                           8.3.4 NO OTHER ACTIVITIES; SINGLE PURPOSE ENTITY REQUIREMENTS. Landlord hereby agrees that it will not engage in any business activity other than those activities relating to the ownership of the Premises and performance of its obligations hereunder, and shall comply with the single purpose entity covenants and requirements set forth on Exhibit "E" attached hereto.

         9.       FINANCIAL, MANAGEMENT AND REGULATORY REPORTS.

                  9.1 ANNUAL FINANCIAL STATEMENT. Within one hundred twenty
(120) days of the fiscal year end of Tenant, Tenant shall deliver to Landlord the annual financial statement of Tenant, with respect to Tenant's business operations on the Premises, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and audited by a certified public accounting firm reasonably acceptable to Landlord. Within forty-five (45) days after each fiscal quarter ends, Tenant shall deliver to Landlord unaudited financial statements of Tenant, with respect to Tenant's business operations on the Premises, prepared in accordance with GAAP. Notwithstanding any of the other terms of this Section 9.1, if Tenant be subject to any reporting requirements of the Securities and Exchange Commission (the "SEC") during the Term, Tenant shall concurrently deliver to Landlord such reports as are delivered to the SEC pursuant to applicable security laws.

                  9.2 REGULATORY REPORTS. In addition, Tenant shall within ten
(10) business days of receipt thereof deliver to Landlord all federal, state and local licensing and reimbursement certification surveys, inspection and other reports received by Tenant as to the Premises or any portion thereof and the operation of business thereon, including, without limitation, state department of health licensing surveys, Medicare and Medicaid (and successor programs) certification surveys (if applicable) and life safety code reports. Within ten
(10) business days of receipt thereof, Tenant shall give Landlord written notice of any violation of any federal, state or local licensing or reimbursement certification statute or regulation including without limitation Medicare and Medicaid or successor programs (if applicable to the Premises or any portion thereof), any suspension, termination or restriction placed upon Tenant or the

Premises or any portion thereof, the operation of business thereon or the ability to admit residents, or any violation of any other permit, approval or certification in connection with the Premises or any portion thereof or its business, by any federal, state or local authority including without limitation Medicare and Medicaid or successor programs if applicable to the Premises or any portion thereof.

         10.      EVENTS OF DEFAULT AND LANDLORD'S REMEDIES.

                  10.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default on the part of Tenant hereunder ("EVENT OF DEFAULT"):

                           10.1.1 The failure to pay within ten (10) calendar days of (i) the date when due any Minimum Rent or Additional Rent, or
         (ii) the date when delinquent of any taxes or assessments required of Tenant under this Lease; provided, however, such ten (10) day cure periods shall not apply to late payments of P&I Rent so long as the Berkshire Loan is outstanding.

                           10.1.2 A material breach by the seller thereunder of any of the material representations, warranties or covenants in favor of Landlord as set forth in that certain Purchase Agreement of even date herewith, by and between Landlord, as purchaser, and a subsidiary of ARC, as seller (the "PURCHASE AGREEMENT");

                           10.1.3 The appointment of a receiver, trustee, or liquidator for Tenant, or any of the property of Tenant, if within ten
         (10) business days of such appointment Tenant does not inform Landlord in writing that Tenant intends to cause such appointment to be discharged or Tenant does not thereafter diligently prosecute such discharge to completion within sixty (60) days after the date of such appointment;

                           10.1.4 The filing by Tenant of a voluntary petition under any federal bankruptcy law or under the law of any state to be adjudicated as bankrupt or for any arrangement or other debtor's relief, or in the alternative, if any such petition is involuntarily filed against Tenant by any other party and Tenant does not within ten
         (10) business days of any such filing inform Landlord in writing of the intent by Tenant to cause such petition to be dismissed, if Tenant does not thereafter diligently prosecute such dismissal, or if such filing is not dismissed within ninety (90) days after filing thereof;

                           10.1.5 The failure to make any monetary payment required by Tenant under this Lease not covered in Section 10.1.1 or the failure to perform or comply in any material respect with any other term or provision of this Lease not requiring the payment of money, including, without limitation, the failure to comply with the provisions hereof pertaining to the use, operation and maintenance of the Premises (or any portion thereof) or the breach of any representation or warranty of Tenant in this Lease; provided, however, if the default described in this Section 10.1.5 is curable it shall be deemed cured, if: (i) within ten (10) business days of Tenant's receipt of a notice of default from Landlord, Tenant gives Landlord notice of its intent to cure such default; and (ii) Tenant cures such default within thirty (30) days after such notice to Landlord, unless such default cannot with due diligence be cured within a period of thirty
         (30) days because of the nature of the default or delays beyond the control of Tenant, in which case such default shall not constitute an Event of Default if Tenant uses its best efforts to cure such default by promptly commencing and diligently pursuing such cure to the completion thereof.

                           10.1.6 Tenant abandons or vacates the Premises or any material part thereof or ceases to do business or ceases to exist for any reason for any one or more days.

                           10.1.7 All notice and cure periods provided herein shall run concurrently with any notice or cure periods provided by applicable law.

                           10.1.8 Notwithstanding anything to the contrary in this Section 10.1., any act or omission of Tenant that causes an Event of Default under the Berkshire Loan Documents (as defined in the Berkshire Loan Documents) shall constitute an Event of Default hereunder.

                  10.2 REMEDIES. Upon the occurrence of an Event of Default and during the pendency thereof, Landlord may exercise all rights and remedies under this Lease and the laws of the State available to a lessor of real and personal property in the event of a default by its lessee. Without limiting the foregoing, Landlord shall have the right to do any of the following:

                           10.2.1 re-enter and take possession of the Premises without terminating the Lease, and lease the Premises for the account of Tenant, holding Tenant liable for all costs of the Landlord in reletting the Premises and for the difference in the amount received by such reletting and the amounts payable by Tenant under the Lease.

                           10.2.2 terminate this Lease, exclude Tenant from possession of the Premises and lease the Premises to others, holding Tenant liable for the difference in the amounts received from such reletting and the amounts payable by Tenant under the Lease.

                           10.2.3 re-enter the Premises and have, repossess and enjoy the Premises as if the Lease had not been made, and in such event, Tenant and its successors and assigns shall remain liable for any contingent or unliquidated obligations or sums owing at the time of such repossession.

                           10.2.4 have access to an inspect, examine and make copies of the books and records and any and all accounts, data an income tax and other returns of Tenant insofar as they pertain to the Premises.

                           10.2.5 accelerate all of the unpaid Rent hereunder so that the aggregate Rent for the unexpired term of this Lease becomes immediately due and payable.

                           10.2.6 take whatever action at law or in equity as may appear necessary or desirable to collect the Rent and other amounts payable under the Lease then due and thereafter to become due, or to enforce performance and observance of any obligations, agreements or covenants of Tenant under this Lease.

                           10.2.7 Before or after repossession of the Premises pursuant to Section 10.2.2, and whether or not this Lease has been terminated, Landlord shall have the right (but shall be under no obligation except to the extent required by applicable law) to relet any portion of the Premises to such tenant or tenants, for such term or terms (which may be greater or less than the remaining balance of the Term), for such rent, or such conditions (which may include concessions or free rent) and for such uses, as Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord, immediately upon demand, all reasonable expenses incurred by Landlord in obtaining possession and in reletting any of the Premises, including fees, commissions and costs of attorneys, architects, agents and brokers;

                  10.3 RECEIVERSHIP. Tenant acknowledges that one of the rights and remedies available to Landlord under applicable law is to secure a court-appointed receiver to take possession of the Premises or any portion thereof, to collect the rents, issues, profits and income of the Premises or any portion thereof, and to manage the operation of the Premises or any portion thereof. Tenant further acknowledges that the revocation, suspension or material limitation of the certification of the Premises or any portion thereof for provider status under Medicare or Medicaid (or successor programs) as currently exist or as are obtained by Tenant at a later date and/or the revocation, suspension or material limitation of the license of the Premises or any portion thereof as A Retirement Care Facility under the laws of the State of Ohio will materially and irreparably impair the value of Landlord's investment in the Premises. Therefore, in the event of any such revocation, suspension or material limitation, and in addition to any other right or remedy of Landlord under this Lease, Tenant hereby consents to the appointment of such a receiver to enter upon and take possession of the Premises or any portion thereof, to manage the operation of the Premises or any portion thereof, to collect and disburse all rents, issues, profits and income generated thereby and to preserve or replace to the extent possible the licenses and provider certifications of the Premises required for the operation of the Retirement Care Facility or to otherwise substitute the licensee or provider thereof. The receiver shall be entitled to a reasonable fee for its services as a receiver. All such fees and other expenses of the receivership estate shall be added to the monthly rent due to Landlord under this Lease. Tenant hereby irrevocably stipulates to the appointment of a receiver under such circumstances and for such purposes and agrees not to contest such appointment.

                  10.4 REMEDIES CUMULATIVE: NO WAIVER. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No failure of Landlord to insist at any time upon the strict performance of any provision of this Lease or to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof as to any similar or different breach (future or otherwise) by Tenant. A receipt by Landlord of any rent or other sum due hereunder (including any late charge) with knowledge of the breach of any provision contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in a writing signed by Landlord.

                  10.5 PERFORMANCE OF TENANT'S OBLIGATIONS BY LANDLORD. Notwithstanding anything to the contrary, if Tenant at any time after applicable notice and cure periods shall fail to make any payment or perform any act on its part required to be made or performed under this Lease, then Landlord may, without waiving or releasing Tenant from any obligations or default of Tenant hereunder, make any such payment or perform any such act for the account and at the expense of Tenant, and may enter upon the Premises for the purpose of taking all such action thereon as may be reasonably necessary therefor. No such entry shall be deemed an eviction of Tenant. All reasonable sums so paid by Landlord and all necessary and incidental costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with the performance of any such act by Landlord, together with interest at the rate of the Prime Rate as reported daily by the Wall Street Journal plus 2% (or if said interest rate is violative of any applicable statute or law, then the maximum interest rate allowable) from the date of the making of such payment or the incurring of such costs and expenses by Landlord, shall be payable by Tenant to Landlord on demand.


                  10.6 LATE PAYMENT CHARGE. Tenant acknowledges that any default in the payment of any installment of Rent payable hereunder will result in loss and additional expense to Landlord in servicing any indebtedness of Landlord secured by the Premises, handling such delinquent payments, and meeting its other financial obligations, and because such loss and additional expense is extremely difficult and impractical to ascertain, Tenant agrees that in the event any Rent payable to Landlord hereunder is not paid within 10 days after the due date, Tenant shall pay a late charge of 5% of the amount of the overdue payment as a reasonable estimate of such loss and expenses, unless applicable law requires a lesser charge, in which event the maximum rate permitted by such law may be charged by Landlord; provided that nothing herein shall extend the time for payment of Rent or the period for curing any default or constitute a waiver of such default, or limit Landlord's remedies in the event of any such default. Tenant further agrees to pay to Landlord interest on any P & I Rent not paid on the first day of each month at an annual rate of 7.31% calculated on the basis of a 360-day year to the extent permitted by applicable law until such P & I Rent installment is paid in full.

                  10.7 PERMITTED MORTGAGE LENDER'S RIGHT TO CURE.
Notwithstanding any provision in the Lease to the contrary, no default in the performance of any of Landlord's obligations under the Lease that is of such a nature as to give Tenant a right to terminate the


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

Lease or to reduce the rent payable under the Lease or to any credit, reduction or offset against future rents shall entitle Tenant to exercise any such right, power or remedy unless and until notice of such default is given to Landlord and any Permitted Mortgage Lender and unless and until fifteen (15) days shall have elapsed following delivery of such notice by Tenant, during which period any Permitted Mortgage Lender shall have the right, but not the obligation, to remedy or cure such default; provided, however, that if such default cannot be cured within fifteen (15) days, then any Permitted Mortgage Lender shall have such longer period of time as may be reasonably necessary to cure such default so long as such Permitted Mortgage Lender pursues the cure of same with due diligence.

         11.      DAMAGE BY FIRE OR OTHER CASUALTY.

                  11.1 NOTICE OF CASUALTY. If the Premises shall be destroyed, in whole or in part, or damaged by fire, flood, windstorm or other casualty (a "CASUALTY"), Tenant shall give written notice thereof to the Landlord within one business day after the occurrence of the Casualty. Within 15 days after the occurrence of the Casually or as soon thereafter as such information is reasonably available to Tenant, Tenant shall provide the following information to Landlord: [i] the date of the Casualty; [ii] the nature of the Casualty; [iii] a description of the damage or destruction caused by the Casualty including the type of Premises damaged and the area of the Improvements damaged; [iv] a preliminary estimate of the cost to repair, rebuild, restore or replace the Premises; [v] a preliminary estimate of the schedule to complete the repair, rebuilding, restoration or replacement of the Premises; [vi] a description of the anticipated property insurance claim including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date; and [vii] a


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

description of the business interruption claim including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date. Within five days after request from Landlord, Tenant will provide Landlord with copies of all correspondence to the insurer and any other information reasonably requested by Landlord.

                  11.2     SUBSTANTIAL DESTRUCTION.

                           11.2.1 If the Improvements are substantially destroyed at any time other than during the final 18 months of the Initial Term or any Renewal Term, Tenant shall promptly rebuild and restore the Premises in accordance with Section 9.4 and Landlord shall make the insurance proceeds available to Tenant for such restoration. The term "substantially destroyed" means any casualty resulting in the loss of use of 50% or more of the licensed beds at the Retirement Care Facility.

                           11.2.2 If the Improvements are substantially destroyed during the final 18 months of the Initial Term or any Renewal Term, Landlord may elect to terminate the Lease at Landlord's option, and Landlord shall retain the insurance proceeds, except that Landlord shall not be entitled to so terminate this Lease nor to retain the insurance proceeds if Tenant (within 15 days after the applicable casualty) exercises its right to extend the term hereof for any remaining Renewal Term (if any). If Landlord elects to terminate, Landlord shall give notice ("TERMINATION NOTICE") to Tenant of its election to terminate this Lease within 30 days after receipt of Tenant's notice of the damage. If this


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

         Lease is so terminated pursuant to the foregoing (and if Tenant has not renewed this Lease, as described above) this Lease shall terminate on the 15th day after delivery of the Termination Notice. If this Lease is so terminated, Tenant shall be liable to Landlord for all Rent and all other obligations accrued under this Lease through the effective date of termination.

                  11.3 PARTIAL DESTRUCTION. If the Premises is not substantially destroyed, then Tenant shall comply with the provisions of Section 11.4 and Landlord shall make the insurance proceeds available to Tenant for such restoration.

                  11.4 RESTORATION. Tenant shall promptly repair, rebuild, or restore the Premises, at Tenant's expense, so as to make the Premises at least equal in value to the Premises existing immediately prior to such occurrence and as nearly similar to it in character as is practicable and reasonable. Before beginning such repairs or rebuilding , or letting any contracts in connection with such repairs or rebuilding, Tenant will submit for Landlord's approval, which approval Landlord will not unreasonably withhold or delay, plans and specifications. Promptly after receiving Landlord's approval of the plans and specifications and receiving the proceeds of insurance, Tenant will begin such repairs or rebuilding and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other all causes beyond Tenant's reasonable control. Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord for such repair or rebuilding as the same progresses, after deduction of any costs of collection, including attorneys' fees. Payments will be made against properly certified


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

vouchers of a competent architect in charge of the work and approved by Landlord. Prior to commencing the repairing or rebuilding, Tenant shall deliver to Landlord for Landlord's approval a schedule setting forth the estimated monthly draws for such work. Landlord will contribute to such payments out of the insurance proceeds an amount equal to the proportion that the total net amount received by Landlord from insurers bears to the total estimated cost of the rebuilding or repairing, multiplied by the payment by Tenant on account of such work. Landlord may, however, withhold 10% from each payment until the work is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to the Premises or to Landlord in connection with such repairing or rebuilding. Upon the completion of rebuilding and the furnishing of such proof, the balance of the net proceeds of such insurance payable to Tenant on account of such repairing or rebuilding will be paid to Tenant. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the Premises is reoccupied for any purpose. Tenant shall complete such repairs or rebuilding free and clear of mechanic's or other liens, and in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public authority affecting the repairs or rebuilding, and also in accordance with all requirement s of the insurance rating organization, or similar body. Any remaining proceeds of insurance after such restoration will be disbursed to Tenant.

                  11.5 INSUFFICIENT PROCEEDS. If the proceeds of any insurance settlement are not sufficient to pay the costs of Tenant's repair, rebuilding or restoration under Section 11.4 in full, Tenant shall deposit with Landlord at Landlord's option, and within 10 days of Landlord's request, an amount sufficient in Landlord's reasonable judgment to complete such repair,


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

rebuilding or restoration. Tenant shall not, by reason of the deposit or payment, be entitled to any reimbursement from Landlord or diminution in or postponement of the payment of the Rent.

                  11.6 NOT TRUST FUNDS. Notwithstanding anything herein or at law or equity to the contrary, none of the insurance proceeds paid to Landlord as herein provided shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this Article 11. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment or value, of the Premises from any casualty whatsoever, whether or not insurable or insured against.

                  11.7 LANDLORD'S INSPECTION. During the progress of such repairs or rebuilding, Landlord and its architects and engineers may, from time to time, inspect the Premises and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such repairs or rebuilding. Tenant will keep all plans, shop drawings, and specifications at the building, and Landlord and its architects and engineers may examine them at al reasonable times. If, during such repairs or rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such repairs or rebuilding do not accord with the approved plans and specification. Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance, according to Article 4, will be applicable to any repairs or rebuilding under this section.

                  11.8 LANDLORD'S COSTS. Tenant shall, within 30 days after receipt of an invoice from Landlord, pay the reasonable costs, expenses, and fees of any architect or engineer


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employed by Landlord to review any plans and specifications and to supervise and approve any construction, or for any services rendered by such architect or engineer to Landlord as contemplated by any of the provisions of this Lease, or for any services performed by Landlord's attorneys in connection therewith.

                  11.9 NO RENT ABATEMENT. Rent will not abate pending the repairs or rebuilding of the Premises.

                  11.10 SURPLUS PROCEEDS. If there remains any surplus of insurance proceeds after the completion of the repair or reconstruction of the Premises, such surplus shall belong to and be paid to Tenant.

                  11.11 END OF TERM. Notwithstanding any other provision of this
Section 11, if the Premises are more than 30% destroyed (measured by square footage) by casualty during the last nine (9) months of the Initial Term or any Renewal Term, Tenant may terminate this Lease by written notice to Landlord delivered within thirty (30) days after the date of such casualty, in which event Landlord shall retain all insurance proceeds.

         12.      CONDEMNATION.

                  12.1 TOTAL TAKING. If, by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right ("Taking"), the entire Premises is taken, or so much of the Premises is taken that the Premises cannot be used by Tenant for the purposes for which it was used immediately before the Taking, then this Lease will end on the earlier of the vesting of title to the Premises in the condemning authority or the taking of possession of the Premises by the condemning authority. All damages awarded for such Taking under the power of eminent domain shall be the property of the Landlord, whether


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

such damages shall be awarded as compensation for diminution in value of the leasehold or the fee of the Premises; provided, however, Tenant shall be entitled to any damages awarded for Tenant's relocation expenses.

                  12.2 PARTIAL TAKING. If, after a Taking, so much of the Premises remains that the Premises can be used for substantially the same purposes for which it was used immediately before the Taking, then [i] this Lease will end as to the part taken on the earlier of the vesting of title to the Premises in the condemning authority or the taking of possession of the Premises by the condemning authority; [ii] at its cost, Tenant shall restore so much of the Premises as remains to a sound architectural unit substantially suitable for the purposes for which it was used immediately before the Taking, using good workmanship and new materials; [iii] upon completion of the restoration, Landlord will pay Tenant the lesser of the net award made to Landlord on the account of the Taking (after deducting from the total award, attorneys', appraisers', and other fees and costs incurred in connection with the obtaining of the award and amounts paid to the holders of mortgages secured by the Premises), or Tenant's actual out-of-pocket costs of restoring the Premises; and [iv] Landlord shall be entitled to the balance of the net award. The restoration shall be completed in accordance with Section 11.4 and with such other provisions deemed to apply to condemnation instead of casualty.

                  12.3 CONDEMNATION PROCEEDS NOT TRUST FUNDS. Notwithstanding anything in this Lease or at law or equity to the contrary, none of the condemnation award paid to Landlord shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this Article 12. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment, or value, of the Premises from any Condemnation.


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
         13.      PROVISIONS ON TERMINATION OF TERM.

                  13.1 SURRENDER OF POSSESSION. Tenant shall, on or before the last day of the Term, or upon earlier termination of this Lease (unless Tenant has purchased the Premises pursuant to Section 6.3), surrender to Landlord the Premises (including all resident charts and records along with appropriate resident consents) in good condition and repair, excepting only (i) any damage caused by condemnation pursuant to Section 12.1 above, or (ii) any damage caused by fire or other casualty resulting in the termination of the Lease pursuant to
Section 11.4 above.

                  13.2 REMOVAL OF PERSONAL PROPERTY. Subject to Section 7.2.5. above, if Tenant is not then in default hereunder Tenant shall have the right in connection with the surrender of the Premises to remove from the Premises all Tenant Personal Property but not the Landlord Personal Property (including the Landlord Personal Property replaced by Tenant or required by the State or any other governmental entity to operate the Premises for the purpose set forth in
Section 5.3 above). Any such removal shall be done in a workmanlike manner leaving the Premises in good and presentable condition and appearance, including repair of any damage caused by such removal. At the end of the Term or upon the earlier termination of this Lease, (unless Tenant has purchased the Premises pursuant to Section 6.2), Tenant shall return the Premises to Landlord with the Landlord Personal Property (or replacements thereof) in the same condition and utility as was delivered to Tenant at the commencement of the Term, reasonable and normal wear and tear excepted.

                  13.3 TITLE TO PERSONAL PROPERTY NOT REMOVED. Title to any of Tenant Personal Property which is not removed by Tenant upon the expiration of the Term shall, at


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
 Landlord's election, vest in Landlord; provided, however, that Landlord may remove and dispose at Tenant's expense of any or all of such Tenant Personal Property which is not so removed by Tenant without obligation or accounting to the Tenant.

                  13.4 MANAGEMENT OF PREMISES. Upon the expiration or earlier termination of the Term (unless Tenant has purchased the Premises pursuant to Section 6.2), Landlord or its designee, upon written notice to Tenant, may elect to assume the responsibilities and obligations for the management and operation of the Premises and Tenant agrees to cooperate fully with Landlord or its designee to accomplish the transfer of such management and operation without interrupting the operation of the Premises. Tenant shall not commit any act or be remiss in the undertaking of any act that would jeopardize any licensure or certification of the facility, and Tenant shall comply with all requests for an orderly transfer of the Retirement Care Facility license, Medicare and Medicaid (or any successor program) certifications and possession at the time of any such surrender. Upon the expiration or earlier termination of the Term, Tenant shall promptly deliver copies of all of Tenant's books and records relating to the Premises and its operations to Landlord.

                  13.5 CORRECTION OF DEFICIENCIES. Upon termination or cancellation of this Lease, Tenant shall indemnify Landlord for any loss, damage, cost or expense incurred by Landlord to correct all deficiencies of a physical nature identified by the Ohio Department of Human Services, local health, fire and safety agencies or any other government agency or Medicare or Medicaid (or any successor program) providers in the course of the change of ownership inspection and audit.



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


         14. NOTICES AND DEMANDS. All notices and demands, certificates, requests, consents, approvals, and other similar instruments under this Lease shall be in writing and shall be deemed to have been properly given upon actual receipt thereof or within three (3) business days of being placed in the United States certified or registered mail, return receipt requested, postage prepaid
(a) if to Tenant, addressed to ARC Westlake Village, Inc., c/o American Retirement Corporation, 111 Westwood Place, Suite 412, Brentwood, Tennessee 37027, Attn: Chief Executive Officer, Fax No. (615) 221-2269 with a copy to Bass, Berry & Sims PLC, 315 Deaderick Street, Suite 2700, AmSouth Center, Nashville, Tennessee 37238, Attn: T. Andrew Smith, Esq., Fax No. (615) 742-2766 or at such other address as Tenant from time to time may have designated by written notice to Landlord and Mortgage Lender, (b) if to Landlord, addressed to CLEVELAND RETIREMENT PROPERTIES, LLC, 760 Brooks Avenue, Rochester, New York 14619 Attn: Joe Kuby, Fax No. 716-328-7374 with a copy to ROBERT J. SANT, 760 BROOKS AVENUE, ROCHESTER, NY 14619, Facsimile: (716) 328-0787, or at such address as Landlord may from time to time have designated by written notice to Mortgage Lender and Tenant, and (c) if to Mortgage Lender, addressed to BERKSHIRE MORTGAGE FINANCE LIMITED PARTNERSHIP, One Beacon Street, 14th Floor, Boston, Massachusetts 02108, Fax No. (617) 556-1507, or at such address as Mortgage Lender may from time to time have designated by written notice to Tenant Landlord. Refusal to accept delivery shall be deemed delivery. If Tenant is not an individual, notice may be made to any senior officer, general partner or principal thereof.

         15. RIGHT OF ENTRY: EXAMINATION OF RECORDS. Landlord and its representative may enter the Premises at any reasonable time after reasonable notice to Tenant for the purpose of


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inspecting the Premises for any reason including, without limitation, examination of records and/or Tenant's default under this Lease, or to exhibit the Premises for sale, lease or mortgage financing, or posting notices of default, or non-responsibility under any mechanic's or materialman's lien law or to otherwise inspect the Premises for compliance with the terms of this Lease. Any such entry shall not unreasonably interfere with residents, resident care, or any other of Tenant's operations.

         16. QUIET ENJOYMENT. So long as there is no Event of Default which is existing and continuing by Tenant, Landlord covenants and agrees that Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term, free of any claim or other action of Landlord, or anyone claiming by through or under Landlord, not caused or created by Tenant (excepting, however, intrusion of Tenant's quiet enjoyment occasioned by condemnation or destruction of the property as referred to in Section 11 and 12 hereof).

         17. APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the internal laws of the State of Ohio without regard to the conflict of laws rules of such State.

         18. HAZARDOUS MATERIALS.

             18.1 HAZARDOUS MATERIAL COVENANTS. Tenant's use of the
Premises shall comply in all material respects with all Hazardous Materials Laws. In the event any Environmental Activities occur or are suspected to have occurred in violation in any material respect of any Hazardous Materials Laws or if Tenant has received any Hazardous Materials Claim against the Premises, Tenant shall promptly obtain all permits and approvals necessary to remedy any such actual or suspected problem through the removal of Hazardous Materials or


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


otherwise, and upon Landlord's approval of the remediation plan, remedy any such problem to the satisfaction of Landlord, in accordance with all Hazardous Materials Laws and good business practices.

                  18.2 TENANT NOTICES TO LANDLORD. Tenant shall immediately advise Landlord in writing of:

                           18.2.1 any Environmental Activities in violation of any Hazardous Materials Laws,

                           18.2.2 any Hazardous Materials Claims against Tenant or the Premises,

                           18.2.3 any remedial action taken by Tenant in response to any Hazardous Materials Claims or any Hazardous Materials on, under or about the Premises in violation of any Hazardous Materials Laws,

                           18.2.4 Tenant's discovery of any occurrence or condition on or in the vicinity of the Premises that materially increase the risk that the Premises will be exposed to Hazardous Materials,

                           18.2.5 all communications to or from Tenant, any governmental authority or any other person relating to Hazardous Materials Laws or Hazardous Materials Claims with respect to the Premises, including copies thereof.

                  18.3 PARTICIPATION IN HAZARDOUS MATERIALS CLAIMS. Landlord shall have the right, at Tenant's sole cost and expense and with counsel chosen by Landlord, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims.


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

                  18.4 ENVIRONMENTAL ACTIVITIES shall mean the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials at any time to or from the Premises or located on or present on or under the Premises. Nothing contained in the foregoing or elsewhere in this Section 18 is intended to, nor shall it, limit the liability of Tenant, if any, to Landlord with respect to any representation or warranty given by Tenant to Landlord with respect to Hazardous Materials or environmental matters generally as set forth in the Purchase Agreement.

                  18.5 HAZARDOUS MATERIALS INDEMNITY. Tenant agree to indemnify and hold Landlord and its officers, directors, members, agents, employees, affiliates and representatives harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits, actions, orders, judgments, investigations, regulatory proceedings and other proceedings, and all costs and expenses (including but not limited to attorney's and consultant's fees and expenses), incurred in connection therewith, arising directly or indirectly from or out of, or in any way connected with (a) the presence or alleged presence of any Hazardous Materials or underground storage tanks in, on or under the Premises occurring before or during the Term of this Lease; (b) any cleanup, removal and/or remedial proceeding, investigation, order or other action undertaken or required pursuant to any Hazardous Materials Law for violations or alleged violations accruing before or during the Term of this Lease, (c) any violation or alleged violation of any Hazardous Materials Law relating to the Premises, attributable to events occurring before or during the Term of this Lease; (d) any inaccuracy of the certifications, representations and warranties contained herein; or (e) any Hazardous Materials Claims asserted against Landlord.


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

                  18.6 HAZARDOUS MATERIALS shall mean (i) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants which pose a hazard to the Premises or to persons on or about the Premises or cause the Premises to be in violation of any Hazardous Materials Laws; (ii) asbestos in any form which is friable; (iii) urea formaldehyde in foam insulation or any other form; (iv) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing; (v) medical wastes and biohazards; (vi) radon gas; and (vii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises.

                  18.7 HAZARDOUS MATERIALS CLAIMS shall mean any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Material Laws, together with all claims made or threatened by any third party against the Premises, Landlord or Tenant relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

                  18.8 HAZARDOUS MATERIALS LAWS shall mean any laws, ordinances, regulations, rules, orders, guidelines or policies relating to the environment, health and safety, Environmental Activities, Hazardous Materials, air and water quality, waste disposal and other environmental


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matters, if the failure to comply with the same does or would have a material adverse effect on the Premises or the operation thereof.

         19.      ASSIGNMENT AND SUBLETTING.

                  19.1 PROHIBITION ON ASSIGNMENT AND SUBLETTING. Tenant acknowledges that Landlord has entered into this Lease in reliance on the personal services and business expertise of Tenant. Tenant may not assign, sublet, mortgage, hypothecate, pledge, or transfer any interest in this Lease, or in the Premises, in whole or in part, without the prior written consent of Landlord, which Landlord may not unreasonably withhold, condition or delay. Notwithstanding the foregoing, Tenant may without Landlord's consent assign this Lease or sublet the Premises or any portion thereof to a Successor (as such term is defined below), to a wholly-owned, direct or indirect, subsidiary of Tenant ("Subsidiary"), or ARC provided that such Successor or Subsidiary fully assumes the obligations of Tenant and ARC is not released from its guaranty of this Lease. The following transactions will be deemed an assignment or sublease requiring Landlord's prior written consent: [i] an assignment by operation of law; [ii] an imposition (whether or not consensual) of a lien, mortgage, or encumbrance upon Tenant's interest in the Lease; and [iii] an arrangement (including, but not limited to, management agreements, concessions, licenses, and easements) which allows the use or occupancy or operation of all or part of the Premises by anyone other than Tenant. Landlord's consent to any assignment or sublease will not release Tenant from its payment and performance obligations under this Lease, but rather Tenant, and Tenant's assignee or sublessee will be jointly and severally liable for such payment and performance. An assignment or sublease without the prior written consent of


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

Landlord will be void at the Landlord's option. Landlord's consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease.

                  19.2 REQUESTS FOR LANDLORD'S CONSENT TO ASSIGNMENT, SUBLEASE OR MANAGEMENT AGREEMENT. If Tenant requests Landlord's consent to a specific assignment, sublease, or management agreement, Tenant shall give Landlord [i] the name and address of the proposed assignee, subtenant or manager; [ii] a copy of the proposed assignment, sublease or management agreement; [iii] reasonably satisfactory information about the nature, business and business history of the proposed assignee, subtenant, or manager and its proposed use of the Premises; and [iv] banking, financial, and other credit information, and references about the proposed assignee, subtenant or manager reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee, subtenant or manager. Any assignment, sublease or management agreement shall contain provisions to the effect that [a] such assignment, sublease or management agreement is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord; [b] such assignment, sublease or management agreement may not be modified without the prior written consent of Landlord not to be unreasonably withheld or delayed; [c] if this Lease shall terminate before the expiration of such assignment, sublease or management agreement, the assignee, subtenant or manager hereunder will, at Landlord's option, attorn to Landlord and waive any right the assignee, subtenant or manager may have to terminate the assignment, sublease or management agreement or surrender possession thereunder as a result of the termination of this Lease; and [d] if the assignee, subtenant or manager receives a written notice from Landlord stating that Tenant is in default under this Lease, the assignee, subtenant or manager shall thereafter pay all rentals or


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payments under the assignment, sublease or management agreement directly to
Landlord until such default has been cured.

                  19.3 ASSIGNMENT BY LANDLORD. Landlord may not transfer, assign, mortgage, collaterally assign, or otherwise, directly or indirectly, dispose of Landlord's interest in this Lease or the Premises to a competitor of Tenant or ARC for so long as Tenant, ARC, or an affiliate of Tenant and/or ARC is tenant hereunder.

                  19.4 ORDINARY COURSE SUBLEASES NOT REQUIRE CONSENT. Notwithstanding anything to the contrary contained in Section 19, (i) a lease of a unit or bed to a resident of the Premises, (ii) a sublease of any space in the Premises to an entity that provides services to such residents, and (iii) a sublease of any space for uses ancillary to the Retirement Care Facility, so long as each is made in the ordinary course of Tenant's business shall not be deemed to be an assignment of the Lease, and shall not require Landlord's consent.

                  19.5 SUCCESSOR. As used herein, a "SUCCESSOR" is any entity which succeeds to materially all of the assets, operations and business of Tenant by merger or reorganization and which is controlled by the same person or persons as control Tenant prior to such merger or reorganization.

         20.      INDEMNIFICATION.

                  20.1 TENANT'S INDEMNIFICATION. Tenant hereby indemnifies and agrees to hold harmless Landlord, any successors or assigns of Landlord, and Landlord's and such successor's and assign's directors, officers, employees and agents from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, reasonable attorneys' fees, and court costs incurred in connection with or arising from [i] the use or occupancy of the Premises by Tenant or any persons claiming under Tenant; [ii] any activity, work, or thing done, or permitted or suffered by Tenant in or about the Premises; [iii] any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; [iv] any breach, violation, or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or of any such person, of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind including, without limitation, any failure to comply with any applicable requirements under the ADA; [v] any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises; and [vi] any construction, alterations, changes or demolition of the Premises performed by or contracted for Tenant or its employees, agents or contractors, excluding, however, any claims and damages arising from Landlord's negligence or willful misconduct. If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord. All amounts payable to Landlord under this section shall be payable on written demand and any such amounts which are not paid within 20 days after demand therefor by Landlord shall bear interest at the maximum permitted interest rate under applicable law. In case any action, suit or proceeding is brought against Tenant by reason of any such occurrence, Tenant shall use its best efforts to defend such action, suit or proceeding. Notwithstanding anything in this Lease to the contrary, Tenant shall not indemnify or hold Landlord harmless, nor successors or assigns of Landlord, nor Landlord's and such successor's and assign's directors, officers, employees and agents from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, reasonable attorneys' fees, and court costs) resulting from a breach of or default under this Lease, or negligence or misconduct on the part of Landlord, the successors and assigns of Landlord, and Landlord's and such successor's and assign's directors, officers, employees and agents.

                  20.1.1 NOTICE OF CLAIM. Landlord shall notify Tenant in writing of any claim or action brought against Landlord in which indemnity may be sought against Tenant pursuant to this section. Such notice shall be given in sufficient time to allow Tenant to defend or participate in such claim or action, but the failure to give such notice in sufficient time shall not constitute a defense hereunder nor in any way impair the obligations of Tenant under this section unless the failure to give such notice precludes Tenant's defense of any such action.

                  20.1.2 SURVIVAL OF COVENANTS. The covenants of Tenant contained in this section shall remain in full force and effect after the termination of this Agreement until the expiration of the period stated in the applicable statute of limitations during which a claim or cause of action may be brought and payment in full or the satisfaction of such claim or cause of action and of all expenses and charges incurred by Landlord relating to the enforcement of the provisions herein specified.

                           20.1.3 REIMBURSEMENT OF EXPENSES. Unless prohibited by law, Tenant hereby agrees to pay to Landlord all of the reasonable fees, charges and reasonable out-of-pocket expenses related to the Retirement Care Facility and requested hereby, or incurred by Landlord in enforcing the provisions of this Agreement.

                  20.2 LIMITATION OF LANDLORD'S LIABILITY. Landlord, its agents, and employees, will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant's business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, stream, water, rain or snow, leak or flow of water (including water from the elevator system), rain or snow from the Premises or into the Premises or from the roof, street, subsurface or from any other place or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Premises, or from construction, repair, or alteration of the Premises or from any acts or omissions of any other occupant or visitor of the Premises, or from any other cause beyond Landlord's control.

         21. HOLDING OVER. Should Tenant, with or without the express or implied consent of Landlord, continue to hold and occupy the Premises after the expiration of the Term, such holding over beyond the Term and the acceptance or collection of Rent by the Landlord shall operate and be construed as creating a tenancy from month-to-month and not for any other term whatsoever. Said month-to-month tenancy may be terminated by Landlord by giving Tenant 10 days' written notice, and at any time thereafter Landlord may re-enter and take possession of the Premises.

                  21.1 SURRENDER. Except for [i] alterations made in accordance with the terms of this Lease; [ii] normal and reasonable wear and tear (subject to the obligation of Tenant to maintain the Premises in good order and repair during the Term); and [iii] damage and destruction not required to be repaired by Tenant, Tenant shall surrender and deliver up the Premises at the expiration or termination of the Term in as good order and condition as of the Commencement Date.

         22. ESTOPPEL CERTIFICATES. Tenant shall, at any time upon not less than fifteen (15) days prior written request by Landlord, execute, acknowledge and deliver to Landlord or its designee a statement in writing, executed by an officer or general partner of Tenant, certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that this Lease is in full force and effect as modified, and setting forth such modifications), the dates to which Minimum Rent, Additional Rent and additional charges hereunder have been paid, certifying that no default by either Landlord or Tenant exists hereunder or specifying each such default and as to other matters as Landlord may reasonably request.

         23. CONVEYANCE BY LANDLORD. If Landlord or any successor owner of the Premises shall convey the Premises in accordance with the terms hereof, Landlord or such successor owner shall thereupon be released from all future liabilities and obligations of Landlord under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Premises and all such future liabilities and obligations shall thereupon be binding upon the new owner.

         24. WAIVER OF JURY TRIAL. Landlord and Tenant hereby waive any rights to trial by jury in any action, proceedings or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Lease, including, without limitation, the relationship of Landlord and Tenant, Tenant's use and occupancy of the Premises, or any claim of injury or damage relating to the foregoing or the enforcement of any remedy hereunder.

         25. ATTORNEYS' FEES. If Landlord or Tenant brings any action to interpret or enforce this Lease, or for damages for any alleged breach hereof, the prevailing party in any such action shall be entitled to reasonable attorneys' fees and costs as awarded by the court in addition to all other recovery, damages and costs.


         26. SEVERABILITY. In the event any part or provision of the Lease shall be determined to be invalid or enforceable, the remaining portion of this Lease shall nevertheless continue in full force and effect.

         27. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

         28. BINDING EFFECT. Subject to the provisions of Section 19 above, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors in interest and assigns.

         29. WAIVER AND SUBROGATION. Landlord and Tenant hereby waive to each other all rights of subrogation which any insurance carrier, or either of them, may have as to the Landlord or Tenant by reason of any provision in any policy of insurance issued to Landlord or Tenant, provided such waiver does not thereby invalidate the policy of insurance.

         30. MEMORANDUM OF LEASE. Landlord and Tenant shall, promptly upon the request of either, enter into a short form memorandum of the Lease, in form suitable for recording under the laws of the State of Ohio in which reference to this Lease shall be made. The party requesting such recordation shall pay all costs and expenses of preparing and recording such memorandum of this Lease.

         31. INCORPORATION OF RECITALS AND ATTACHMENTS. The recitals and exhibits, schedules, addenda and other attachments to this Lease are hereby incorporated into this Lease and made a part hereof.


         32. TITLES AND HEADINGS. The titles and headings of sections of this Lease are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Lease.

         33. NATURE OF RELATIONSHIP; USURY SAVINGS CLAUSE. The parties intend that their relationship shall be that of lessor and lessee only. Nothing contained in this Lease shall be deemed or construed to constitute an extension of credit by Landlord to Tenant, nor shall this Lease be deemed to be a partnership or venture agreement between Landlord and Tenant. Notwithstanding the foregoing, in the event any payment made to Landlord hereunder is deemed to violate any applicable laws regarding usury, the portion of any payment deemed to be usurious shall be held by Landlord to pay the future obligations of Tenant as such obligations arise and, in the event Tenant discharges and performs all obligations hereunder, such funds will be reimbursed to Tenant upon the expiration of the Term. No interest shall be paid on any such funds held by Landlord.

         34. JOINT AND SEVERAL. If more than one person or entity is the Tenant hereunder, the liability and obligations of such persons or entities under this Lease shall be joint and several.

         35. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the obligations, representations, warranties and covenants of Tenant under this Lease shall survive the expiration or earlier termination of the Term.

         36. INTERPRETATION. Both Landlord and Tenant have been represented by counsel and this Lease has been freely and fairly negotiated. Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

         37. ASSIGNMENT OF APPROVAL AND CONSENT RIGHTS. Intentionally omitted.

         38. SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT. Upon written notice by Landlord to Tenant, this Lease shall be and become subject and subordinate to any and all mortgages or deeds of trust now existing, or that hereafter may secure Permitted Mortgage Loans, on the Premises, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon, and subject to all the terms and provisions thereof. Notwithstanding the foregoing provisions with respect to subordination, such provisions shall not be effective unless the owner or holder of any such mortgage or deed of trust shall execute with Tenant a non-disturbance and attornment agreement under which said owner or holder shall agree to accept the attornment of Tenant and not disturb Tenant's right of possession hereunder upon foreclosure of any such mortgage or deed of trust, if Tenant is not in default. Tenant hereby agrees to attorn to any person, firm or corporation purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, power or remedies under such mortgages or deeds of trust, as if such person, firm or corporation had been named as Landlord herein. Upon request of Landlord, Tenant agrees to execute and deliver an instrument suitable for recording subordinating Tenant's interest in the Premises to any such Permitted Mortgage Loan, subject to the provisions of this Section 38.

         39. ENTIRE AGREEMENT. The entire understanding between the parties with respect to the transactions contemplated herein is set out in this Lease. This Lease supersedes and voids all prior proposals, letters and agreements, oral or written, with respect to the subject matter hereof. No modification or alteration of this Lease shall be effective unless evidenced by an instrument in writing and signed by all parties.

                                    [Signatures on following page(s).]


                                    Executed as of the date indicated above.

                                         TENANT:

                                         ARC WESTLAKE VILLAGE, INC.
                                         a Tennessee corporation

                                            By:
                                               --------------------------------

                                            Title:
                                                  -----------------------------

                                         LANDLORD:



                                         CLEVELAND RETIREMENT PROPERTIES, LLC,
                                         a New York limited liability company


                                             By:
                                                 ------------------------------

                                             Title:
                                                   ----------------------------

                                   EXHIBIT "A"

                          LEGAL DESCRIPTION OF PREMISES

                                  EXHIBIT "A-1"

                              PERMITTED EXCEPTIONS

                                   EXHIBIT "B"

                           Landlord Personal Property

         All furniture, furnishings, equipment, tools, machinery, fixtures, appliances and all other intangible and tangible personal property conveyed to Landlord pursuant to the Purchase Agreement.

                                   EXHIBIT "C"

                                Appraisal Process

         If Landlord and Tenant are unable to agree upon the Fair Market Value of the Premises within any relevant period provided in this Lease, each shall within ten (10) days after written demand by the other select one MAI Appraiser to participate in the determination of Fair Market Value. For all purposes under this Lease, the Fair Market Value of the Premises shall be based on the Fair Market Value of the Premises unencumbered by this Lease. Within ten (10) days of such selection, the MAI Appraisers so selected by Landlord and Tenant shall select a third MAI Appraiser. The three (3) selected MAI Appraisers shall each determine the Fair Market Value of the Premises within thirty (30) days of the selection of the third appraiser. To the extent consistent with sound appraisal practices as then existing at the time of any such appraisal, and if requested by Landlord, such appraisal, shall be made on a basis consistent with the basis on which the Premises was appraised at the time of its acquisition by Landlord. Each of Tenant and Landlord shall pay the fees and expenses of any MAI Appraiser which such party appoints pursuant to this Exhibit plus 50% of the cost of the third appraiser.

         In the event either Landlord or Tenant fails to select a MAI Appraiser within the time period set forth in the foregoing paragraph, the MAI Appraiser selected by the other party shall alone determine the Fair Market Value of the Premises in accordance with the provisions of this Exhibit and the Fair Market Value so determined shall be binding upon Landlord and Tenant.

         In the event the MAI Appraisers selected by Landlord and Tenant are unable to agree upon a third MAI Appraiser within the time period set forth in the first paragraph of this Exhibit, either Landlord or Tenant shall have the right to apply at their mutual expense to the presiding judge of the court of original trial jurisdiction in the county in which the Premises is located to name the third MAI Appraiser.

         Within five (5) days after completion of the third MAI Appraiser's appraisal, all three MAI Appraisers shall meet and a majority of the MAI Appraisers shall attempt to determine the Fair Market Value of the Premises. If a majority are unable to determine the Fair Market Value at such meeting, the three appraisals shall be added together and their total divided by three. The resulting quotient shall be the Fair Market Value of the Premises. If, however, either or both of the low appraisal or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal, any such lower or higher appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two, and the resulting quotient shall be such Fair Market Value. If both the lower appraisal and higher appraisal are disregarded as provided herein, the middle appraisal shall be such Fair Market Value. In any event, the result of the foregoing appraisal process shall be final and binding.

         Landlord, Tenant will exercise their respective best efforts to expedite the appraisal process and will cooperate fully and with all deliberate speed with each other and with all appraisers in order to allow the determination of Fair Market Value to be finally completed. Notwithstanding anything else in this Exhibit, if any appraiser appointed hereunder fails to complete his or her report within 60 days of his or her appointment, the Fair Market Value of the Premises will be determined by reference to the other report or reports completed within such period.

         "MAI APPRAISER" shall mean an appraiser licensed or otherwise qualified to do business in the State and who has substantial experience in performing appraisals of facilities similar to the Premises and is certified as a member of the American Institute of Real Estate Appraisers or certified as a SRPA by the Society of Real Estate Appraisers, or, if such organizations no longer exist or certify appraisers, such successor organization or such other organization as is approved by Landlord.

                                   EXHIBIT "D"

                              LEASE RENEWAL FACTOR

         For purposes of Section 2.2.2, the lease renewal factor shall be determined as follows:

                  Assume:
                  Base CPI = 240.0
                  Current CPI = 300.0
                  CPI Increase = ((300.0/240.0)-1) = 0.25
                  Lease Rate Escalator = 0.25/2 = .125
                  Lease Renewal Factor = .125 + 1 = 1.125

                                   EXHIBIT "E"

                  LANDLORD'S SINGLE PURPOSE ENTITY REQUIREMENTS

A. Without limiting any other provision of this Lease, the following requirements are applicable to Landlord:

         1.       Landlord's purpose should be limited to owning the Premises.

         2. Landlord shall be prohibited from engaging in any dissolution, liquidation, consolidation, merger, or asset sale, except as expressly permitted by this Lease.

         3. The consent of all of the members of the Landlord shall be required in order to voluntarily:

                  (a) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings;

                  (b) dissolve, liquidate, consolidate, merge, or sell all or substantially all of the assets of the Landlord;

                  (c)      engage in any other business activity; and

                  (d) amend Landlord's Operating Agreement or Articles of Organization.

         4.       Landlord agrees:

                  (a) to maintain books and records and bank accounts separate from any other person or entity;

                  (b) not to commingle assets or funds with those of any other person or entity;

                  (c)      to conduct its own business in its own name;

                  (d) to maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;

                  (e) to prepare separate tax returns and financial statements, or if part of a consolidated group, to be shown as a separate member of such group;

                  (f)      to pay its own liabilities out of its own funds;

                  (g)      to observe all limited liability company formalities;

                  (h) to transact all business with affiliates on an arm's-length basis and pursuant to enforceable agreements;

                  (i)      to pay the salaries of its own employees;

                  (j) not to guarantee or become obligated for the debts of any other person or entity or hold out its credit as being available to satisfy the obligations of others or pay the debts or obligations of any other person or entity;

                  (k) to allocate and charge fairly and reasonably any common employee or overhead shared with affiliates;

                  (l)      to use separate stationary, invoices, and checks;

                  (m) not to pledge its assets for the benefit of any other person or entity.

                  (n) to hold itself out to creditors and the public as a legal entity separate and distinct from any other person or entity.

B. The above requirements are applicable so long as the Landlord is a limited liability company. If the entity structure of Landlord is different, Tenant shall formulate requirements that are specific to Landlord's actual entity structure, but similar in concept to the requirements set forth above.

                                   EXHIBIT "F"

                    TENANT'S HEALTHCARE COMPLIANCE COVENANTS

I. Tenant hereby makes the following representations, warranties and covenants as of the date hereof and throughout the term of the Lease, which representations, warranties and covenants are in addition to those found within the body of the Lease:

                  (a) Tenant is using and operating the Premises as a Retirement Care Facility (as modified from time to time with Landlord and any Permitted Mortgage Lender's consent, which consent shall not be unreasonably withheld, the "LICENSED USE"). The Retirement Care Facility has the number of beds/units set forth in the Berkshire Loan Documents. Tenant will comply in all material respects, with all applicable federal, state and local laws, regulations, quality and safety standards, accreditation standards and requirements of the applicable state department of health (each a "DOH") and all other applicable federal, state or local governmental authorities including those relating to the quality and adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies, additions to facilities and services and fee splitting. The Retirement Care Facility and any other assisted and/or independent senior housing and/or skilled nursing facilities which is owned, leased or operated by Tenant (a "FACILITY") shall be operated at all times in compliance in all material respects with such laws and requirements. Nothing in this subsection (a) or anywhere else in this Exhibit "F" to the contrary, Landlord acknowledges that pursuant to the Lease, Tenant is responsible for all of the covenants set forth in this Exhibit "F" (other than those pertaining to Landlord's own acts), and that performance of such covenants by ARC as guarantor (the "GUARANTOR") shall constitute performance by Tenant thereof.

                   (b) All governmental licenses, permits, regulatory agreements or other approvals or agreements necessary or desirable for the Licensed Use of the Retirement Care Facility are held by Tenant, Guarantor or an affiliate of Tenant ("AFFILIATE") in the name of Lessee, Guarantor or Affiliate as required under applicable law and are in full force and effect, including a valid certificate of need ("CON") or similar certificate, license, or approval issued by the DOH for the requisite number of beds and units in the Retirement Care Facility, and a provider agreement or other required documentation of approved provider status for each provider payment or reimbursement program effecting the Retirement Care Facility, if applicable. All required permits, certificates, licenses and governmental approvals necessary for operation of the Retirement Care Facility for the Licensed Use are listed on Schedule hereto (collectively, the "LICENSES"). So long as the Lease remains in effect, Tenant and Guarantor shall operate the Project or cause the Project to be operated in a manner such that the Licenses shall remain in full force and effect.

                  (c) The Licenses for the Retirement Care Facility, including without limitation, if applicable, the CON:

                           (i) May not be, and have not been, and will not be transferred to any location other than the Premises;

                           (ii) Are not now and will not be pledged as collateral security for any other loan or indebtedness; and

                           (iii) Are held free and will remain free from restrictions or known conflicts which would materially impair the use or operation of the Retirement Care Facility for the Licensed Use, and shall not be provisional, probationary or restricted in any way.

II.  None of Affiliate, Guarantor or Lessee shall:

                  (i) Rescind, withdraw, revoke, amend, modify, supplement, or otherwise alter the nature, tenor or scope of the Licenses for the Retirement Care Facility;

                  (ii) Amend or otherwise change the Retirement Care Facility's authorized units/beds capacity and/or the number of units/beds approved by the DOH;

                  (iii) Replace or transfer all or any part of the Retirement Care Facility's units/beds to another site or location; or

                  (iv) Voluntarily transfer or encourage the transfer of any resident of the Retirement Care Facility to any other Facility, unless such transfer is at the request of the resident or is for reasons relating to the health, required level of medical care or safety of the resident to be transferred.

          (e) If and when Tenant, Affiliate or Guarantor participates in any Medicare or Medicaid or other third party payor program with respect to the Retirement Care Facility, the Retirement Care Facility will remain in compliance with all requirements for participation in Medicare and Medicaid, including the Medicare and Medicaid Patient Protection Act of 1987, and other federal or state third party payor programs. The Retirement Care Facility is and will remain in conformance in all material respects with all insurance, reimbursement and cost reporting requirements, and if applicable, has a current provider agreement which is in full force and effect under Medicare and Medicaid.

          (f) There is no, and during the term of the Lease shall be no, threatened, existing or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting Tenant, Guarantor, Affiliate or the Retirement Care Facility or any participation or provider agreement with any third-party payor, including Medicare, Medicaid, Blue Cross and/or Blue Shield, other and any other private commercial insurance managed care and employee assistance program (such programs, the "THIRD-PARTY PAYOR PROGRAMS") to which Tenant, Guarantor or Affiliate may presently be subject with respect to the Retirement Care Facility or any other Facility, or at any time hereafter is subject. All Medicaid, Medicare, and private insurance cost reports and financial reports submitted by Tenant, Affiliate or Guarantor, if any, are and will be materially accurate and complete and have not been and will not be misleading in any material respects. No cost reports for the Retirement Care Facility remain open or unsettled. Nothing in this subsection (f) shall be interpreted as requiring Tenant, Affiliate or Guarantor to participate in Medicare, Medicaid or any other federal or state health care programs; such participation shall be solely at the option of Tenant or Guarantor.

          (g) None of Tenant, Affiliate or Guarantor or the Retirement Care Facility is or will be the subject of any proceeding by any governmental agency, and no notice of any violation has been or will be issued by a governmental agency that would, directly or indirectly, or with the passage of time:

                  (i) Have a material adverse impact on Tenant's or Guarantor's ability to accept and/or retain patients or operate the Retirement Care Facility for the Licensed Use or result in the imposition of a fine, a sanction, a lower rate certification or a lower reimbursement rate for services rendered to eligible patients;

                  (ii) Modify, limit or annul or result in the transfer, suspension, revocation or imposition of probationary use of any of the Licenses; or

                  (iii) If applicable, affect Tenant's or Guarantor's continued participation in the Medicaid or Medicare programs or any other of the Third-Party Payor Programs, or any successor programs thereto, at current rate certifications.

          (h) The Retirement Care Facility and the use thereof complies and will continue to comply in all material respects with all applicable local, state and federal building codes, fire codes, health care, senior housing and other regulatory requirements (the "PHYSICAL PLANT STANDARDS").

          (i) The Retirement Care Facility has not received a "Level A" (or equivalent) violation, and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken against the Retirement Care Facility, Tenant or Guarantor or against any officer, director, partner, member, stockholder or affiliate of Tenant or Guarantor by any governmental agency during the last three calendar years, and there have been no violations over the past three years which have threatened the Retirement Care Facility's, Tenant's, Affiliate's or Guarantor's certification for participation in Medicare or Medicaid, or the other Third-Party Payor Programs.

          (j) There are no current, pending or outstanding Medicaid, Medicare, or other Third-Party Payor Programs reimbursement audits or appeals pending at the Retirement Care Facility, and there are no years that are subject to audit.

         (k) There are no current or pending Medicaid, Medicare, or other Third-Party Payor Programs recoupment efforts at the Retirement Care Facility. Tenant, Affiliate and Guarantor are not participants in any federal program whereby any governmental agency may have the right to recover funds by reason of the advance of federal funds, including those authorized under the Hill-Burton Act (42 U.S.C. 291, et seq.).

         (l) Tenant will pledge its receivables as collateral security for any other loan or indebtedness.

         (m) All patient or resident records at the Retirement Care Facility, including patient or resident trust fund accounts, are true and correct in all material respects, and will remain true and correct in all material respects.

         (n) Tenant and Guarantor shall not, nor shall the Retirement Care Facility, other than in the normal course of business, change the terms of any of the Third-Party Payor Programs now or hereinafter in effect or their normal billing payment or reimbursement policies and procedures with respect thereto (including the amount and timing of finance charges, fees and write-offs).

         (o) Tenant and Guarantor shall at all times comply with all obligations under the contracts and leases with residents of the Retirement

Care Facility, and shall not commit or permit any default thereunder. Tenant hereby indemnifies and holds harmless Landlord and agrees to defend Landlord from and against (collectively, the "INDEMNIFIED CLAIMS") any (i) claims, proceedings or causes of action brought by any resident of the Retirement Care Facility, and (ii) loss, damage, cost or expense, including attorney's fees, incurred or suffered by Landlord as a result of any (x) breach by Tenant or Guarantor of any contract or lease with a resident of the Retirement Care Facility or (y) violation of any license or any federal, state or local law governing the Retirement Care Facility or the use, operation or maintenance thereof for the Licensed Use.